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                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT


                                     Between

                               THE ROWE COMPANIES,

                              THE MITCHELL GOLD CO.

                                       and

                           FURNITURE ACQUISITION CORP.

                            Dated as of April 3, 2003

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                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Certain Defined Terms........................................  1
SECTION 1.02. Definitions..................................................  7
SECTION 1.03. Interpretation and Rules of Construction.....................  9

                                   ARTICLE II

                                PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of the Shares..............................  9
SECTION 2.02. Purchase Price...............................................  9
SECTION 2.03. Closing...................................................... 10
SECTION 2.04. Closing Deliveries by the Seller............................. 10
SECTION 2.05. Closing Deliveries by the Purchaser.......................... 11
SECTION 2.06. Purchase Price Adjustment.................................... 12

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

SECTION 3.01. Organization, Authority and Qualification of the Seller...... 15
SECTION 3.02. Organization, Authority and Qualification of the Company..... 15
SECTION 3.03. Subsidiaries................................................. 16
SECTION 3.04. Capitalization............................................... 16
SECTION 3.05. Corporate Books and Records.................................. 16
SECTION 3.06. No Conflict.................................................. 17
SECTION 3.07. Governmental Consents and Approvals.......................... 17
SECTION 3.08. Financial Information; Books and Records..................... 17
SECTION 3.09. Absence of Undisclosed Liabilities........................... 18
SECTION 3.10. Conduct in the Ordinary Course; Absence of Certain Changes,
              Events and Conditions........................................ 18
SECTION 3.11. Litigation................................................... 21
SECTION 3.12. Compliance with Laws......................................... 22
SECTION 3.13. Environmental and Other Permits and Licenses; Related Matters 22
SECTION 3.14. Material Contracts........................................... 22
SECTION 3.15. Intellectual Property........................................ 24
SECTION 3.16. Real Property................................................ 25
SECTION 3.17. Tangible Personal Property................................... 26
SECTION 3.18. Assets....................................................... 27

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SECTION 3.19. Customers.................................................... 27
SECTION 3.20. Suppliers.................................................... 28
SECTION 3.21. Receivables.................................................. 28
SECTION 3.22. Inventory.................................................... 28
SECTION 3.23. Employee Benefit Matters..................................... 29
SECTION 3.24. Labor Matters................................................ 31
SECTION 3.25. Employees; Consultants....................................... 32
SECTION 3.26. Certain Interests............................................ 32
SECTION 3.27. Taxes ....................................................... 33
SECTION 3.28. Insurance.................................................... 34
SECTION 3.29. Full Disclosure.............................................. 35
SECTION 3.30. Names and Location........................................... 35
SECTION 3.31. Reasonably Equivalent Value; Solvency........................ 35
SECTION 3.32. Fairness Opinion............................................. 35
SECTION 3.33. Brokers...................................................... 35
SECTION 3.34. Confidential Information..................................... 35

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

SECTION 4.01. Organization and Authority of the Purchaser.................. 36
SECTION 4.02. No Conflict.................................................. 36
SECTION 4.03. Governmental Consents and Approvals.......................... 36
SECTION 4.04. Investment Purpose........................................... 36
SECTION 4.05. Litigation................................................... 36

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01. Post-Closing Access to Information........................... 37
SECTION 5.02. Confidentiality.............................................. 37
SECTION 5.03. Regulatory and Other Authorizations; Notices and Consents.... 38
SECTION 5.04. Use of Intellectual Property................................. 39
SECTION 5.05. Non-Competition.............................................. 39
SECTION 5.06. Release of Indemnity Obligations............................. 41
SECTION 5.07. Post-Closing Marketing Cooperation........................... 41
SECTION 5.08. Salem Frame Arrangement...................................... 42
SECTION 5.09. Further Action............................................... 43
SECTION 5.10. Workers' Compensation........................................ 43
SECTION 5.11. Ratification of Company Obligations by the Purchaser......... 44

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                                   ARTICLE VI

                                EMPLOYEE MATTERS

SECTION 6.01. 401(k) Plan.................................................. 44

                                   ARTICLE VII

                                   TAX MATTERS

SECTION 7.01. Indemnity.................................................... 44
SECTION 7.02. Tax Returns and Payments..................................... 45
SECTION 7.03. Refunds...................................................... 46
SECTION 7.04. Contests..................................................... 46
SECTION 7.05. Time of Payment.............................................. 47
SECTION 7.06. Cooperation and Exchange of Information...................... 48
SECTION 7.07. Conveyance Taxes............................................. 48
SECTION 7.08. Miscellaneous................................................ 48

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.01. Survival of Representations and Warranties................... 49
SECTION 8.02. Indemnification by the Seller................................ 50
SECTION 8.03. Indemnification by the Company............................... 52
SECTION 8.04. Limits on Indemnification.................................... 53
SECTION 8.05. Determination of Losses...................................... 53
SECTION 8.06. Additional Indemnification Provisions........................ 53
SECTION 8.07. Drawdown from Letter of Credit............................... 53
SECTION 8.08. Tax Matters.................................................. 54

                                   ARTICLE IX

                              AMENDMENT AND WAIVER

SECTION 9.01. Amendment.................................................... 55
SECTION 9.02. Waiver ...................................................... 55

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01. Expenses.................................................... 55
SECTION 10.02. Notices..................................................... 55
SECTION 10.03. Public Announcements........................................ 56
SECTION 10.04. Severability................................................ 56
SECTION 10.05. Entire Agreement............................................ 56
SECTION 10.06. Assignment.................................................. 57
SECTION 10.07. No Third Party Beneficiaries................................ 57
SECTION 10.08. Governing Law............................................... 57

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SECTION 10.09. Waiver of Jury Trial........................................ 57
SECTION 10.10. Headings.................................................... 58
SECTION 10.11. Counterparts................................................ 58

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EXHIBITS

1.01(b)    Form of Assignment of Trademarks and Intangible Assets

2.06       Accounting Principles and Net Working Capital Worksheet

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                STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April
3, 2003, between THE ROWE COMPANIES, a Nevada corporation (the "Seller"), THE MITCHELL GOLD CO., a North Carolina corporation (the "Company"), and FURNITURE ACQUISITION CORP., a Delaware corporation (the "Purchaser").

                WHEREAS, the Seller owns all the issued and outstanding shares (the "Shares") of common stock, $10.00 par value per share (the "Common Stock"), of the Company;

                WHEREAS, the Company is engaged in the business of designing, manufacturing and marketing high-quality upholstered furniture;

                WHEREAS, Mr. Mitchell Gold and Mr. Robert Williams (the "Founders") have each entered employment agreements with the Company dated as of the date hereof in the form attached hereto as Exhibit 2.04(a)(xi) (the "Employment Agreements"); and

                WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, all of the Shares;

                NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Seller and the Purchaser hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                SECTION 1.01. Certain Defined Terms. For purposes of this
Agreement:

                "Accounting Principles" means the accounting principles (including accounting methods, practices and procedures) set forth on Exhibit 2.06.

                "Acquisition Documents" means this Agreement and the Ancillary Agreements.

                "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                "Ancillary Agreements" means the Trademark and Intangible Assets Assignment and the Seller-Company Release.

                "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

                "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing Date.

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                "CERCLIS" means the Comprehensive Environmental Response,
Compensation and Liability Information System, as updated through the Closing Date.

                "Claims" means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

                "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

                "Company Intellectual Property" means all Intellectual Property owned by the Company, including the Company Software.

                "Company IP Agreements" means (a) licenses of Intellectual Property by the Company to any third party, (b) licenses of Intellectual Property by any third party to the Company, (c) agreements between the Company and any third party relating to the development or use of Intellectual Property, and (d) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Company Intellectual Property.

                "Company Software" means all computer software, databases and data collections and all rights thereto, including all enhancements, versions, releases and updates of such computer software, in each case owned by the Company as of the Closing. Company Software shall include all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded.

                "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

                "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Seller to the Purchaser in connection with this Agreement.

                "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien (including, without limitation, environmental and Tax liens), charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                "Environment" means surface waters, groundwaters, soil, subsurface strata and ambient air.

                "Environmental Claims" means any Claims relating to any Environmental Law or any Environmental Permit, including, without limitation,
(a) any and all Claims by

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Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

                "Environmental Laws" means all Laws, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety, natural resources or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 6901 et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq.; the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. Sections 301 et seq.

                "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

                "Governmental Authority" means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                "Hazardous Materials" means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance which is regulated by any Environmental Law.

                "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money (including cash overdrafts), (b) all obligations of such Person for the deferred purchase price of property or services (other than liabilities reflected on the Closing Net Working Capital Statement), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar

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facilities (but excluding any letters of credit securing the Industrial Revenue
Bonds), (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                "Indemnified Party" means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

                "Indemnifying Party" means the Seller pursuant to Section 8.02 and the Purchaser pursuant to Section 8.03, as the case may be.

                "Industrial Revenue Bonds" means the indebtedness of the Company pursuant to the Loan Agreement dated as of November 17, 1997 by and between the Alexander County Industrial Facilities and Pollution Control Financing Authority and the Company.

                "Intellectual Property" means (a) patents, patent applications, and statutory invention registrations, (b) trademarks, service marks, domain names, trade dress, logos, designs (including furniture, upholstery and fabric designs) to the extent protected by Law, trade names, corporate names, and other identifiers of source or goodwill, including registrations and applications for registration thereof, together with the goodwill associated therewith, (c) mask works and copyrights, including copyrights in computer software, and registrations and applications for registration thereof, and (d) confidential and proprietary information, including Trade Secrets.

                "Inventories" means all inventory, merchandise, finished goods, work-in-progress, raw materials and packaging materials owned by the Company.

                "IRS" means the Internal Revenue Service of the United States.

                "Law" means any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law).

                "Leased Real Property" means the real property leased by the Company, in each case, as tenant, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems,

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equipment and items of personal property of the Company attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmeasured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                "Licensed Intellectual Property" means all Intellectual Property licensed to the Company pursuant to the Company IP Agreements, as the case may be.

                "Material Adverse Effect" means any circumstance, change in or effect on the Company that, individually or in the aggregate with all other circumstances, changes in or effects on the Company is or is reasonably likely to be materially adverse to the business, operations, assets or Liabilities, employee relationships, customer or supplier relationships, results of operations, or condition (financial or otherwise) of the Company.

                "Net Working Capital" means the current assets of the Company specified on the relevant Net Working Capital Statement minus the current liabilities of the Company specified on the relevant Net Working Capital Statement calculated in accordance with the Accounting Principles and the form Net Working Capital Statement attached hereto as Exhibit 2.06.

                "Net Working Capital Statement" means either the Estimated Net Working Capital Statement or the Closing Net Working Capital Statement, as the context requires.

                "Owned Real Property" means the real property owned by the Company, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems and equipment of the Company attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for Taxes not yet due and payable; (b) Encumbrances imposed by Law or contract, such as material men's, mechanics', carriers', workmen's, repairmen's, landlord's and licensor's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time except for landlord's and licensor's liens and other similar liens; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes; and (e) Encumbrances upon Owned Real Property and other fixed assets of the Company to secure the SunTrust Letter of Credit.

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                "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                "Purchase Price Bank Account" means a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least five Business Days before the Closing.

                "Purchaser's Accountants" means Deloitte & Touche, independent accountants of the Purchaser.

                "Real Property" means the Leased Real Property and the Owned Real Property.

                "Receivables" means any and all accounts receivable, notes and other amounts receivable by the Company from Storehouse and third parties, including, without limitation, customers and employees, together with any unpaid financing charges accrued thereon.

                "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

                "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

                "Remedial Action" means all action to (a) clean up, remove, treat or handle in any other way Hazardous Materials in the Environment; (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the Environment; or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

                "Seller's Accountants" means BDO Seidman LLP, independent accountants of the Seller.

                "Storehouse" means Storehouse, Inc., a Georgia corporation and a subsidiary of the Seller (and for the avoidance of doubt, Storehouse shall include Home Elements).

                "subsidiaries" means any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by another entity directly or indirectly through one or more intermediaries.

                "SunTrust Credit Agreement" means the Amended and Restated Replacement Credit Agreement among The Mitchell Gold Co., The Rowe Companies and its subsidiaries, as guarantors, and SunTrust Bank dated as of May 15, 2002.

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                "SunTrust Letter of Credit" means the letter of credit currently outstanding under the SunTrust Credit Agreement.

                "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or Tax authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges, and shall include all such taxes or other charges payable by reason of transferee or successor liability, by contract or agreement or otherwise.

                "Tax Returns" means any and all returns, reports, declarations, schedules and other forms and documents required to be filed with any Governmental Authority or Tax authority with respect to Taxes.

                "Trade Secrets" means trade secrets, know-how, inventions and other confidential and proprietary technical, business and other information, including confidential and proprietary manufacturing and production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, to the extent that there are any rights in any jurisdiction to limit the use or disclosure thereof.

                "Trademark and Intangible Assets Assignment" means the assignment of certain trademarks and intangible assets by Rowe Diversified, Inc., a Delaware corporation, to the Purchaser substantially in the form set forth in Exhibit 1.01(b), pursuant to which Rowe Diversified will assign certain trademarks and intangible assets to the Purchaser in consideration of the Trademark Purchase Price.

                "Trademark Purchase Price" means $3,300,000.

                "Underpayment Rate" means the Prime Rate plus 200 basis points, per annum.

                "U.S. GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

                "USTs" means underground storage tanks, as such term is defined in the Resource Conservation and Recovery Act, as amended, and the regulations promulgated thereunder.

                SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

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    Definition                                                     Location
    ----------                                                     --------

    "1998 Purchase Agreement"..................................    2.04(a)(xiii)
    "1999-2001 Financial Statements"...........................    3.08(a)
    "2002 Financial Statements"................................    3.08(b)
    "401(k) Plan"..............................................    6.01(a)
    "Agreement"................................................    Preamble
    "Ancillary Lease Documents"................................    3.16(d)
    "Bank".....................................................    2.06(d)(i)(A)
    "BB&T Capital Markets".....................................    3.32
    "CFO"......................................................    2.06(a)(i)
    "Closing"..................................................    2.03
    "Closing Date".............................................    2.03
    "Closing Net Working Capital"..............................    2.06(c)
    "Closing Net Working Capital Statement"....................    2.06(b)
    "Common Stock".............................................    Recitals
    "Company"..................................................    Preamble
    "Company Marks"............................................    5.04(c)
    "Conveyance Taxes"                                             7.07
    "Consultation Period"......................................    2.06(c)(ii)
    "Employment Agreements"....................................    Recitals
    "ERISA"....................................................    3.23(a)
    "Estimated Net Working Capital"............................    2.06(a)(i)
    "Estimated Net Working Capital Statement"..................    2.06(a)(i)
    "Fairness Opinion".........................................    3.32
    "Financial Statements".....................................    3.08(b)
    "Founders".................................................    Recitals
    "Gross Book Value".........................................    3.17(a)
    "ICC"......................................................    5.05(b)
    "Independent Accounting Firm"..............................    2.06(c)(ii)
    "lease"....................................................    3.14(a)
    "Letter of Credit".........................................    2.04(a)(xiv)
    "Loss".....................................................    8.02(a)
    "Major Commitment".........................................    5.08(d)
    "Material Contracts".......................................    3.14(a)
    "Multiemployer Plan".......................................    3.23(b)
    "Multiple Employer Plan"...................................    3.23(b)
    "Net Working Capital Deficit"..............................    2.06(a)(ii)
    "New 401(k) Plan Trust"....................................    6.01(a)(i)
    "Objection Notice".........................................    2.06(c)(ii)
    "Options"..................................................    3.16(d)
    "Plans"....................................................    3.23(a)
    "Prime Rate"...............................................    2.06(e)
    "Purchaser"................................................    Preamble
    "Purchase Price"...........................................    2.02
    "Purchaser Indemnified Party"..............................    8.02(a)

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    Definition                                                     Location
    ----------                                                     --------

    "Rowe Diversified".........................................    2.04(a)(iii)
    "Salem Frame"..............................................    3.26(b)
    "Seller"...................................................    Preamble
    "Seller-Company Release"...................................    5.06
    "Seller 401(k) Plan Trust".................................    6.01(a)
    "Seller Indemnified Party".................................    8.03(a)
    "Shares"...................................................    Recitals
    "Tangible Personal Property"...............................    3.17(a)
    "Third Party Claims".......................................    8.02(b)
    "WARN".....................................................    3.23(g)

                SECTION 1.03. Interpretation and Rules of Construction. In this Agreement, except to the extent that the context otherwise requires:

                (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated;

                (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

                (c) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

                (d) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; and

                (e) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

                                   ARTICLE II

                                PURCHASE AND SALE

                SECTION 2.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser or a wholly owned subsidiary, the Shares, and the Purchaser or its wholly owned subsidiary shall purchase the Shares.

                SECTION 2.02. Purchase Price. Subject to the adjustments set forth in Section 2.06, the aggregate purchase price to be paid by the Purchaser to the Seller for all issued and outstanding Shares is (a) $46,000,000 less (b) the sum of (i) the amount of all Indebtedness of the Company (other than trade payables to be reflected on the Closing Net Working Capital Statement) and (ii) the amount of the Trademark Purchase Price (the "Purchase Price"). The Purchase Price plus the Trademark Purchase Price shall be payable at the Closing by wire transfer to the Purchase Price Bank Account in immediately available funds.

                SECTION 2.03. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the date hereof or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

                SECTION 2.04. Closing Deliveries by the Seller. (a) At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

                (i) stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

                (ii) a receipt for the Purchase Price and the Trademark Purchase Price;

                (iii) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller, Rowe Diversified, Inc. ("Rowe Diversified") and the Company, in each case evidencing its authorization of the execution and delivery of this Agreement and/or each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated by this Agreement and thereby;

                (iv) a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller, Rowe Diversified and the Company authorized to sign this Agreement and/or the Ancillary Agreements, as applicable, and the other documents to be delivered hereunder and thereunder;

                (v) the resignations, effective as of the Closing, of all of the directors of the Company other than the Founders;

                (vi) a copy of (A) the Certificates of Incorporation, as amended (or similar organizational documents), of the Seller and the Company, certified by the Secretary of State of the States of Nevada and North Carolina, respectively, as of a date not earlier than ten Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such Certificates of Incorporation (or similar organizational documents) since such date, and (B) the By-laws (or similar organizational documents) of the Seller and the Company, certified by the Secretary or Assistant Secretary of each such entity;

                (vii) a certificate from the Seller (which complies with Section 1445 of the Code) of non-foreign status executed in accordance with the provisions of the Foreign Investment in Real Property Tax Act;

                (viii) good standing certificates for the Seller and the Company from the Secretary of State of the States of Nevada and North Carolina, respectively, and, in the case of the Company, from the Secretary of State of each other jurisdiction in which the Company is qualified to do business as a foreign corporation, in each case dated as of a date not earlier than ten Business Days prior to the Closing Date;

                (ix) the mutual Seller-Company release and discharge from the Seller and the Company referred to in Section 5.06 in form agreed to by the Seller and the Purchaser;

                (x)     a copy of the Fairness Opinion;

                (xi) the Ancillary Agreements executed by the Seller and Rowe Diversified, whichever the case may be;

                (xii) a legal opinion from Silver, Freedman & Taff, L.L.P. addressed to the Purchaser and the financial institutions or other institutional or commercial sources providing financing to the Purchaser or the Company relating to the transactions contemplated by this Agreement, substantially in the form of Exhibit 2.04(a)(xii);

                (xiii) a copy of a general release, substantially in the form of Exhibit 2.04(a)(xiii) executed by the Seller, on the one hand, and the Founders, on the other hand, releasing each other from all claims, including all claims by each Founder to receive any "earn-out" or other payment pursuant to the Stock Purchase Agreement dated September 25, 1998, among the Seller, the Company and the Founders (the "1998 Purchase Agreement"); provided, however, such release shall not relieve the Founders from any liability to indemnify the Seller for any loss resulting from a breach of any representation of the Founders contained in the 1998 Purchase Agreement, to the extent, and only to the extent, such loss arises from any claim against Seller by any Purchaser Indemnified Party under this Agreement; and

                (xiv) an irrevocable letter of credit issued by First Virginia Bank, for the amount of $2,000,000 ("Letter of Credit") in favor of the Purchaser for a period of 18 months from the Closing Date, substantially in the form attached hereto as Exhibit 2.04(a)(xiv).

                (b) At the Closing, the Purchaser shall have received the Employment Agreements executed by each Founder and the Company.

                SECTION 2.05. Closing Deliveries by the Purchaser. (a) At the Closing, the Purchaser shall deliver to the Seller or Rowe Diversified as applicable:

                (i) the Purchase Price and the Trademark Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account;

                (ii) the Ancillary Agreements to which it is a party executed by it;

                (iii) a true and complete copy, certified by the Secretary or Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated by this Agreement and thereby;

                (iv) a certificate of the Secretary or Assistant Secretary of the Purchaser certifying the names and signatures of the Persons authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder, in each case on behalf of the Purchaser; and

                (v) a good standing certificate for the Purchaser from the Secretary of State of Delaware dated as of a date not earlier than ten Business Days prior to the Closing Date.

                (b) At the Closing, the Purchaser shall deliver an amendment to the SunTrust Credit Agreement removing the Seller and its subsidiaries, other than the Company, as obligors thereunder.

                SECTION 2.06. Purchase Price Adjustment. (a) Pre-Closing Estimate of Net Working Capital. (i) Exhibit 2.06 contains a statement prepared by Mr. John Bounous, the Chief Financial Officer of the Company (the "CFO") (the "Estimated Net Working Capital Statement") of the amount of Net Working Capital which such officer estimates in good faith will exist as of the close of business on the Closing Date (the "Estimated Net Working Capital"), together with a certificate of the CFO of the Company that such amount was estimated in accordance with U.S. GAAP applied on a basis consistent with the preparation of the 2002 Financial Statements modified as applicable in accordance with the Accounting Principles.

                (ii) In the event that the Estimated Net Working Capital is less than $9,581,925.00 (such shortfall, the "Net Working Capital Deficit"), then the Purchase Price shall be reduced by the Net Working Capital Deficit.

                (b) Closing Net Working Capital Statement. As promptly as practicable, but in any event within 90 calendar days following the Closing Date, the CFO shall deliver to the Purchaser and the Seller a statement of the Net Working Capital as of the close of business on the Closing Date (the "Closing Net Working Capital Statement"). The Closing Net Working Capital Statement shall be prepared in accordance with U.S. GAAP applied on a basis consistent with the preparation of the 2002 Financial Statements as amended or clarified by the Accounting Principles. The Closing Net Working Capital Statement shall be prepared for accounting and tax purposes as if such date were the end of the fiscal year (shall reflect all accruals and reserves required in the preparation of annual financial statements) and shall not reflect any adjustments to the historical carrying value of assets and liabilities resulting from the recording by the Purchaser of the transactions contemplated by this Agreement.

                (c) Disputes. (i) Subject to clause (ii) of this Section 2.06(c), the Closing Net Working Capital Statement delivered by the CFO to the Purchaser and the Seller and the amount of Net Working Capital set forth thereon (the "Closing Net Working Capital") delivered by the

CFO to the Purchaser and the Seller shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

                (ii) The Purchaser or the Seller may dispute any amounts reflected on the Closing Net Working Capital Statement, but only on the basis that the amounts reflected on the Closing Net Working Capital Statement were not arrived at in accordance with the provisions of Section 2.06(b); provided, however, that the Purchaser or the Seller shall have notified the CFO and the other party in writing (such writing, an "Objection Notice") of such dispute within 20 Business Days of the CFO's delivery of the Closing Net Working Capital Statement to the Purchaser and the Seller. In the event of such a dispute, the Seller and the Purchaser shall attempt to reconcile their differences. If the Seller and the Purchaser are unable to reach a resolution with such effect within 15 Business Days (the "Consultation Period") after receipt of the Objection Notice, the Seller and the Purchaser shall submit the items remaining in dispute for resolution to (x) an independent certified public accounting firm in the United States of national recognition mutually acceptable to the Seller and the Purchaser (the "Independent Accounting Firm") or (y) if the Seller and the Purchaser are unable to agree upon such a firm within 10 Business Days after the end of the Consultation Period, then within an additional 10 Business Days, the Seller and the Purchaser shall each select one such firm and those two firms shall select a third such firm, in which event "Independent Accounting Firm" shall mean such third firm, which shall be requested to, within 20 Business Days after such submission, determine and report to the Purchaser and the Seller upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Purchaser. The Independent Accounting Firm shall consider only those items and amounts in the Closing Net Working Capital Statement that are identified in the Objection Notice as being items which the Seller and the Purchaser are unable to resolve. The Independent Accounting Firm shall use its professional judgment and discretion in resolving any disputed item; provided, however, that it may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party and its determination will be based solely on the definition of Net Working Capital contained herein. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted. In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

                (d) Post-Closing Adjustment. The Closing Net Working Capital Statement shall be deemed final for the purposes of this Section 2.06 upon the earliest of (x) the failure of each of the Purchaser and the Seller to deliver an Objection Notice within 20 Business Days of the CFO's delivery of the Closing Net Working Capital Statement to the Purchaser and the Seller, (y) the resolution of all disputes, pursuant to Section 2.06(c)(ii), by the Purchaser and the Seller or (z) the resolution of all disputes, pursuant to Section 2.06(c)(ii), by the Independent Accounting Firm; provided that if, based on the amount of disputed items and the amount of undisputed items it is mathematically certain that a minimum adjustment will be eventually required, the Seller or the Purchaser, as the case may be, shall promptly deliver an amount of cash to the other equal to the amount of such minimum adjustment. After the Closing Net Working Capital Statement is deemed final:

                (i) If the Estimated Net Working Capital was equal to or exceeded $9,581,925.00, the following adjustments will be made:

                        (A) in the event that the Net Working Capital reflected on the Closing Net Working Capital Statement is less then $9,581,925.00, the Seller shall deliver written notice to the Purchaser specifying the amount of such deficit and pay to the Purchaser the amount equal to the difference between the Closing Net Working Capital and $9,581,925.00, by wire transfer in immediately available funds. In the event that the Seller shall fail to pay the amount of such insufficiency within the period specified in the immediately preceding sentence, the Purchaser may deliver written notice to the bank that issued the Letter of Credit (the "Bank") and the Seller specifying such amount, and the Bank shall, within three Business Days of its receipt of such notice and in accordance with the terms of the Letter of Credit, pay such amount to the Purchaser up to the available amount of the Letter of Credit, by wire transfer in immediately available funds. No failure of the Purchaser to deliver a notice of the type specified in the immediately preceding sentence shall relieve the Seller of the obligation to pay the amount of such insufficiency to the Purchaser; and

                        (B) in the event that the Net Working Capital reflected on the Closing Net Working Capital Statement exceeds $9,581,925.00, then the Purchaser and/or the Company shall, within three Business Days of such determination, deliver to the Seller cash in an amount equal to such excess.

                (ii) If the Estimated Net Working Capital was less than $9,581,925.00 the following adjustments will be made:

                        (A) If the Net Working Capital reflected on the Estimated Net Working Capital Statement exceeds the Net Working Capital reflected on the Closing Net Working Capital Statement, the Seller shall within three Business Days of such determination, deliver to the Purchaser cash in an amount equal to the difference between the Closing Net Working Capital and the Estimated Net Working Capital. In the event that the Seller shall fail to pay the amount of such insufficiency within the period specified in the immediately preceding sentence, the Purchaser may deliver written notice to the Bank and the Seller specifying such amount, and the Bank shall, within three Business Days of its receipt of such notice and in accordance with the terms of the Letter of Credit, pay such amount to the Purchaser up to the available amount of the Letter of Credit, by wire transfer in immediately available funds. No failure of the Purchaser to deliver a notice of the type specified in the immediately preceding sentence shall relieve the Seller of the obligation to pay the amount of such insufficiency to the Purchaser; and

                        (B) If the Net Working Capital reflected on the Estimated Net Working Capital Statement was less than the Net Working Capital reflected on the Closing Net Working Capital Statement, the Purchaser and/or the Company shall within three Business Days of such determination, deliver to the Seller cash in an amount equal to the difference between the Estimated Net Working Capital and the Closing Net Working Capital.

                (e) Payments. Any payments required to be made by the Seller on the one hand or the Purchaser and/or the Company on the other hand pursuant to Section 2.06(d) shall be made within three Business Days of when the Closing Net Working Capital Statement is deemed final (or as required pursuant to the proviso set forth in the first sentence of Section 2.06(d)) and shall bear interest from the Closing Date through the date of payment at the rate of interest publicly announced by Citibank, N.A. or any successor thereto in New York, New York from time to time as its prime rate (the "Prime Rate") from the Closing Date to the date of such payment. If such payments are not made when due, then the aggregate amount due (including interest) shall bear interest at the Underpayment Rate.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

                As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

                SECTION 3.01. Organization, Authority and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by the Seller, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated by this Agreement and thereby have been duly authorized by all requisite corporate action on the part of the Seller. No stockholder action is required on the part of the Seller, relating to this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. This Agreement has been, and upon their execution the Ancillary Agreements to which the Seller is a party shall have been, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser and the Company, as applicable) this Agreement constitutes, and upon their execution the Ancillary Agreements to which the Seller is a party shall constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms. The Trademark and Intangible Assets Assignment has been authorized and approved by all requisite corporate action on the part of the Seller and Rowe Diversified and upon execution thereof by the Seller and Rowe Diversified (assuming due execution and delivery thereof by the Purchaser and the Company, as applicable), will constitute the legal, valid and binding obligation of the Seller or Rowe Diversified, as applicable, enforceable against each of them in accordance with its terms.

                SECTION 3.02. Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all necessary power and authority to (a) enter into this

Agreement and the Ancillary Agreements to which it is a party, (b) to carry out its obligations under this Agreement and the Ancillary Agreements to which it is a party and (c) to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the business as it has been and is currently conducted. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by the Company and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all requisite action on the part of the Company. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect; and all jurisdictions where the Company is licensed or qualified to do business are set forth in Section 3.02 of the Disclosure Schedule. All material corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a material violation of any provision of its Certificate of Incorporation or By-laws. True and correct copies of the Certificate of Incorporation and By-laws of the Company, each as in effect on the date hereof, have been delivered by the Seller to the Purchaser.

                SECTION 3.03. Subsidiaries. The Company does not have any subsidiaries. There are no corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest (other than readily marketable securities) or any right (contingent or otherwise) to acquire the same. The Company is not a member of any partnership nor is the Company a participant in any joint venture or similar arrangement.

                SECTION 3.04. Capitalization. The authorized capital stock of the Company consists of 10,000 shares of Common Stock. As of the date hereof, 20 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Shares or obligating either the Seller or the Company to issue or sell any Shares, or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares constitute all of the issued and outstanding capital stock of the Company and are owned of record and beneficially by the Seller free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Purchaser in the stock records of the Company, the Purchaser, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own all the issued and outstanding capital stock of the Company free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

                SECTION 3.05. Corporate Books and Records. The minute books of the Company contain accurate records of all meetings and accurately reflect all material actions taken by the stockholders, Boards of Directors and all committees of the Boards of Directors of the Company. Complete and accurate copies of all such minute books and of the stock register of the Company have been provided by the Seller to the Purchaser.

                SECTION 3.06. No Conflict. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller, Rowe Diversified and the Company, as applicable, do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Seller, Rowe Diversified or the Company, (b) conflict with or violate any Law or Governmental Order applicable to the Seller, Rowe Diversified or the Company, or any of their respective assets, properties or businesses, (c) except as set forth on Section 3.06(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any material note, bond, mortgage, letter of credit, credit agreement or indenture, contract, agreement, lease, sublease, license, permit, franchise or other material instrument or arrangement to which the Seller, Rowe Diversified or the Company is a party or by which any of the Shares or any of such assets or properties is bound or affected, or (d) result in the creation of any Encumbrance on any of the Shares.

                SECTION 3.07. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and/or each Ancillary Agreement by the Seller, Rowe Diversified and the Company, as applicable, do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority.

                SECTION 3.08. Financial Information; Books and Records. (a) Prior to the date of this Agreement, the Seller has delivered to the Purchaser true and complete copies of the unaudited balance sheet of the Company for each of the three fiscal years in the period ended as of December 2, 2001, and the related unaudited statements of income of the Company for each of the three fiscal years in the period ended as of December 2, 2001 (the "1999-2001 Financial Statements"); and

                (b) Prior to the date of this Agreement, the Seller shall have delivered to the Purchaser true and complete copies of the audited balance sheet of the Company for the fiscal year ended December 1, 2002, and the related audited statements of income, retained earnings and cash flow of the Company for such period, together with all related notes and schedules thereto, accompanied by the report thereon of the Seller's Accountants (the "2002 Financial Statements" collectively referred to herein together with the 1999-2001 Financial Statements as the "Financial Statements");

                (c) The Financial Statements (i) have been or shall be prepared in accordance with the books of account and other financial records of the Seller and the Company, (ii) present fairly or shall present fairly the financial condition, results of operations and in the case of 2002 Financial Statements, the cash flows of the Company as of the dates thereof or for the periods covered thereby, and (iii) have been prepared or shall be prepared in accordance with U.S. GAAP applied consistently with the consolidated past practices of the Seller and its subsidiaries, including the Company, (x) except in the case of the 1999-2001 Financial Statements, for the absence of statements of retained earnings, stockholders equity and cash flow statements and footnotes and (y) in the case of 2002 Financial Statements for the absence of a statement of stockholders equity.

                (d) The allowance against Receivables (which includes reserves for doubtful accounts, and customer returns and warranty claims) and the value Inventory (net of reserves) have been established and calculated in accordance with U.S. GAAP applied consistently with the consolidated past practices of the Seller and its subsidiaries, including the Company.

                (e) The books of account and other financial records of the Company relating to the periods covered by the Financial Statements: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied consistently with the consolidated past practices of the Seller and its subsidiaries, including the Company, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

                SECTION 3.09. Absence of Undisclosed Liabilities. Except for Liabilities (a) that are included or disclosed in the 2002 Financial Statements including the notes and schedules thereto, (b) incurred since December 1, 2002, in the ordinary course of business, consistent with past practice (none of which has had or is reasonably likely to have a Material Adverse Effect), or (c) obligations to render performance from and after the Closing Date under any executory contract, agreement, arrangement, commitment or undertaking in accordance with the terms thereof, which obligations do not arise from a breach thereof by the Company and (d) obligations to customers for returns, allowances, adjustments and discounts incurred in the ordinary course of business, the Company does not have any Liabilities.

                SECTION 3.10. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since December 1, 2002, the Seller and the Company have conducted the business of the Company in the ordinary course and consistent with past practice and the Company has not suffered or incurred any Material Adverse Effect. As amplification and not limitation of the foregoing except in the ordinary course of business and consistent with past practice, since such date neither the Company nor the Seller has:

                (a) except as set forth in Section 3.10(a) of the Disclosure Schedule, permitted any of the assets of the Company to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

                (b) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance of the Company or paid or otherwise discharged any Liability of the Company, other than current liabilities reflected on the 2002 Financial Statements and current liabilities incurred in the ordinary course of business consistent with past practice since December 1, 2002;

                (c) written down or written up (or failed to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any Inventories or Receivables or revalued any of the assets of the Company, other than as set forth in Section 3.10(c) of the Disclosure Schedule;

                (d) made any change in any method of accounting or accounting practice or policy used by the Seller or the Company, other than such changes required by U.S. GAAP and set forth in Section 3.10(d) of the Disclosure Schedule;

                (e) except as set forth in Section 3.10(e) of the Disclosure Schedule, amended, terminated, cancelled or compromised any material claims of the Company or waived any other rights of substantial value to the Company or the Seller (to the extent related to the Company or its business);

                (f) except as set forth in Section 3.10(f) of the Disclosure Schedule, sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property) of the Company or of the Seller (to the extent related to the Company or its business), other than the sale or disposition of Inventories in the ordinary course of business consistent with past practice and the disposition of obsolete or worn-out assets in a non-material amount consistent with past practice;

                (g) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Company or the Seller (to the extent related to the Company or its business);

                (h)     redeemed any of the capital stock of the Company;

                (i) permitted the Company to merge with, enter into a consolidation with or acquire any equity or other interest in any Person (other than readily marketable securities) or acquire a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquire any material assets other than in the ordinary course of business consistent with past practice;

                (j) except as set forth in Section 3.10(j) of the Disclosure Schedule, permitted the Company to make any capital expenditure or commitment for any capital expenditure in excess of $10,000 individually or $100,000 in the aggregate;

                (k) permitted the Company to issue any sales orders or otherwise agree to make any purchases other than in the ordinary course of business consistent with past practice;

                (l) except as set forth in Section 3.10(l) of the Disclosure Schedule, permitted the Company to make any material changes in the customary methods of operations of the Company, including, without limitation, practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

                (m) made, revoked or changed any express or deemed election, changed any method of accounting, or settled or compromised any liability, with respect to Taxes of the Seller and its subsidiaries (to the extent such election would have any effect upon the Company), or the Company;

                (n) permitted the Company to incur any Indebtedness other than current Liabilities;

                (o) permitted the Company to make any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person other than employee advances and employee loans;

                (p) other than trade payables or a bona fide dispute on a trade payable, permitted the Company to fail to pay any creditor any amount owed to such creditor beyond notice and cure period;

                (q) (i) except for normal pay increases and bonuses in the ordinary course of business consistent with past practices, granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company to any of its employees, including, without limitation, any increase or change pursuant to any Plan, or (ii) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law;

                (r) except for this Agreement, the Employment Agreements and the Ancillary Agreements to which the Company is a party, permitted the Company to enter into any agreement, arrangement or transaction with any of its directors, officers, employees or stockholders (or with any relative, beneficiary, spouse or Affiliate of such Persons) other than the borrowing of funds by the Company from the Seller and the distribution of cash flow from the Company to the Seller in the ordinary course of business;

                (s) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or permanently terminated any employees of the Company or implemented any early retirement, separation or program providing early retirement window benefits for employees of the Company within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

                (t) except for disclosure to employees of the Company on a need-to-know basis or as set forth in Section 3.10(t) of the Disclosure Schedule, disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent), unless the recipient of such Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against unauthorized disclosure thereof or permitted to lapse or become abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company or the Seller (to the extent related to the Company or its business) has any right, title, interest or license;

                (u) allowed any Permit or Environmental Permit to lapse or terminate or failed to renew any insurance policy, Permit or Environmental Permit that is scheduled to terminate or expire within 45 calendar days of the Closing Date, in each case that was issued to or relates to the Company;

                (v) failed to maintain the Company's plant, property and equipment in good repair and operating condition, ordinary wear and tear excepted;

                (w) suffered any casualty loss or damage with respect to any of the assets of the Company, or assets of the Seller used in the business of the Company having a value in excess of $25,000 in the aggregate, whether or not such loss or damage shall have been covered by insurance;

                (x) except as set forth in Section 3.10(x) of the Disclosure Schedule, entered into any Material Contract or amended, modified or consented to the termination of, any Material Contract or the Company's rights thereunder;

                (y) amended or restated the certificate of incorporation or By-laws (or other organizational documents) of the Company;

                (z) except as set forth in Section 3.10(z) of the Disclosure Schedule, in the case of the Company, (i) abandoned, sold, assigned, otherwise disposed of or granted any security interest in or to any item of the Company Intellectual Property, Licensed Intellectual Property, or Company IP Agreements, including, without limitation, failing to perform or cause to be performed all applicable filings, recordings and other acts, and paying or causing to be paid all required fees and taxes, to maintain and protect its interest in such Intellectual Property and its rights under the Company IP Agreements, (ii) granted to any third party any license with respect to any Company Intellectual Property or Licensed Intellectual Property or (iii) developed, created or invented any Intellectual Property jointly with any third party; or

                (aa) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.10 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.10, except as expressly contemplated by this Agreement, the Employment Agreements or the Ancillary Agreements.

                SECTION 3.11. Litigation. Except as set forth in Section 3.11 of the Disclosure Schedule (which, with respect to each Action set forth therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of charges or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Company (or by or against the Seller or any Affiliate thereof and relating to the Company) or affecting the Company pending before any Governmental Authority (or, to the knowledge of the Seller, threatened to be brought by or before any Governmental Authority). None of the matters set forth in Section 3.11 of the Disclosure Schedule has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby. None of the Seller, its subsidiaries, the Company, or any of their respective assets or properties is subject to any Governmental Order (nor, to the knowledge of the Seller, is there any such Governmental Order threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby.

                SECTION 3.12. Compliance with Laws. (a) The Company has complied and continues to comply in all material respects with all Laws and Governmental Orders applicable to the Company or any of its properties or assets, and the Company is not in violation in any material respect of any such Law or Governmental Order.

                (b) Section 3.12(b) of the Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Company or any of its properties or assets, and no such Governmental Order has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby.

                SECTION 3.13. Environmental and Other Permits and Licenses; Related Matters. (a) Except as set forth in Section 3.13 of the Disclosure
Schedule:

                (i) The Company is in compliance in all material respects with all applicable Environmental Laws and all Environmental Permits.

                (ii) There has been no Release of any Hazardous Material on any of the Real Property or, during the period of the Company's ownership, lease, use or occupancy thereof, on any property formerly owned, leased, used or occupied by the Company, in each case which could result in any Environmental Claim against the Company.

                (iii) There are no Environmental Claims pending or threatened against the Company or the Real Property, and there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim which could result in Liability to the Company.

                (iv) The Company does not have any actual or alleged liability, whether fixed or contingent, under any Environmental Law.

                (b) Neither the execution of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated by this Agreement or thereby will require any Remedial Action by the Seller or the Company or notice to or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law or Environmental Permit.

                SECTION 3.14. Material Contracts. (a) Section 3.14(a) of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral agreements) of the Company (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the use, occupancy, management or operation of any Real Property (including, without limitation, all contracts, agreements, leases and subleases listed or otherwise set forth in Section 3.16(d) of the Disclosure Schedule, and all Company IP Agreements listed or otherwise set forth in Section 3.15(a) of the Disclosure Schedule, and all contracts, agreements, leases and subleases relating to Tangible Personal Property listed or otherwise set forth in Section 3.17(b) of the Disclosure Schedule) and all Plans listed or otherwise set forth in Section 3.23(a) of the Disclosure Schedule, being "Material Contracts"):

                (i) other than invoices and purchase orders for the purchase of Inventory, each contract or agreement, for the purchase of spare parts, other materials or personal property, with any supplier or under the terms of which the Company is likely to pay or give consideration of more than: (A) $25,000 in the aggregate during the calendar year ended December 31, 2003, or (B) $100,000 in the aggregate over the remaining term of such contract;

                (ii) other than invoices and sales orders, each contract, agreement and other arrangement, for the sale of Inventory or other personal property, or for the furnishing of services by the Company which is likely to pay or give consideration of more than: (A) $25,000 in the aggregate during the calendar year ended December 31, 2003, or
        (B) $100,000 in the aggregate over the remaining term of the contract;

                (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, information technology, sales promotion, sales representation, distribution, market research, marketing, consulting and advertising contracts and agreements which the Company is likely to pay or give consideration of more than: (A) $25,000 in the aggregate during the calendar year ended December 31, 2003, or
        (B) $100,000 in aggregate over the remaining term of the contract;

                (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) or for furnishing of services to the Company to which the Company is like to pay or give consideration of more than (A) $25,000 in the aggregate during the calendar year ended December 31, 2003, or (B) $100,000 in the aggregate over the remaining term of such contract;

                (v) all contracts and agreements relating to Indebtedness of the Company;

                (vi) all contracts and agreements with any Governmental Authority to which the Company is a party;

                (vii) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

                (viii) all payables, receivables, contracts and agreements between or among the Company, on one hand, and the Seller or any Affiliate of the Seller, on the other hand;

                (ix) except for oral arrangements in the ordinary course of business, all confidentiality agreements;

                (x) all licenses of intangible assets and Intellectual Property, except licenses of off-the-shelf computer software, shrink-wrap or click wrap licenses pursuant to which the Company is the licensee, including any agreements between the Company and Rowe

        Diversified to the extent not disclosed pursuant to Section 3.15(a) of the Disclosure Schedule; and

                (xi) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company and not otherwise disclosed in Section 3.14, 3.15, 3.16, 3.17 or 3.23(a) of the Disclosure Schedule, or the absence of which would have a Material Adverse Effect.

For purposes of this Section 3.14 and Sections 3.16, 3.17 and 3.18, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

                (b) Each Material Contract: (i) is valid and binding in all material respects on the parties thereto and is in full force and effect, and
(ii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except the Plans described in Section 6.01(b) and to the extent that any consents set forth in Section 3.06(c) of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. The Company is not in breach of, or default under, any Material Contract.

                (c) No other party to any Material Contract is in breach thereof or default thereunder in any material respect and the Company has not received any notice of termination, cancellation, breach or default under any Material Contract.

                (d) The Seller has made available to the Purchaser true and complete copies of all Material Contracts.

                (e) Except for this Agreement, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the assets of the Company or any of the Shares.

                SECTION 3.15. Intellectual Property. (a) Section 3.15(a) of the Disclosure Schedule sets forth a true and complete list of (i) all patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications, and domain names included in the Company Intellectual Property, (ii) all Company IP Agreements, other than commercially available off-the-shelf computer software licensed pursuant to shrink-wrap or click wrap licenses, and (iii) other Company Intellectual Property material to the business of the Company.

                (b) The Company is the exclusive owner of the entire right, title and interest in and to and has the valid, in all material respects, right to use the Company Intellectual Property in connection with its business. The Company has a valid, in all material respects, license to use the Licensed Intellectual Property in connection with its business. The Company is entitled to use all Company Intellectual Property and Licensed Intellectual Property in the continued operation of its business without limitation, subject only to the terms of the Company IP Agreements. The Company Intellectual Property and the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and to the knowledge of the Seller are valid and enforceable.

                (c) The conduct of the business of the Company as currently conducted and the use of the Company Intellectual Property and the Licensed Intellectual Property do not infringe upon, misappropriate or conflict with the Intellectual Property of any third party, and no Action alleging any of the foregoing is pending, and, except as set forth in Section 3.15(c) of the Disclosure Schedule, no Claim has been threatened or asserted against the Seller, its subsidiaries or the Company alleging any of the foregoing. The Seller is not aware of any infringement by any Person on the Company Intellectual Property.

                (d) No Company Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property.

                (e) The consummation of the transactions contemplated under this Agreement and the Ancillary Agreements shall not impair the enforceability, validity or use of the Company Intellectual Property or the Licensed Intellectual Property by the Company.

                SECTION 3.16. Real Property. (a) Section 3.16(a) of the Disclosure Schedule lists: (i) the street address of each parcel of Owned Real Property, (ii) the date on which each parcel of Owned Real Property was acquired, (iii) the current owner of each parcel of Owned Real Property, (iv) information relating to the recordation of the deed pursuant to which each parcel of Owned Real Property was acquired, and (v) the current use of each parcel of Owned Real Property.

                (b) Section 3.16(b) of the Disclosure Schedule lists: (i) the street address of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, (iii) the terms (referencing applicable renewal periods) and rental payment amounts (including all escalations) pertaining to each such parcel of Leased Real Property, and (iv) the current use of each such parcel of Leased Real Property.

                (c) There is no material violation of any Law (including, without limitation, any building, planning or zoning law) relating to any of the Owned Real Property or to the knowledge of the Seller, any Leased Real Property. The Seller has made available to the Purchaser true, legible and complete copies of each deed for each parcel of Owned Real Property and all the title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, permits, other Encumbrances, title documents and other documents relating to or otherwise affecting the Owned Real Property, or any other uses thereof, in each case possessed by the Seller or the Company. The Company is in peaceful and undisturbed possession of each parcel of Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability of the Company to use the Real Property for the purposes for which it is currently being used. All existing water, sewer, steam, gas, electricity, telephone, and other utilities, as well as the HVAC systems required for the use, occupancy, operation and maintenance of the Real Property are adequate for the conduct of the business of the Company as it has been and currently is conducted. To the knowledge of the Seller there are no material latent defects or material adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property. Except as set forth in Section 3.16(c) of the Disclosure Schedule, the Company has not leased or subleased any parcel or any portion of any parcel of Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement, nor has the Company assigned its interest under any lease or sublease listed in Section 3.16(b) of the Disclosure Schedule to any third party.

                (d) Section 3.16(d) of the Disclosure Schedule sets forth a true and complete list of all leases and subleases relating to the Real Property and any and all ancillary documents (the "Ancillary Lease Documents") pertaining thereto (including, but not limited to, all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including, without limitation, consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates). Except as set forth in
Section 3.16(d) of the Disclosure Schedule, with respect to each of such leases and subleases, the Company has not exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise by a lessor or landlord of, any option to extend beyond the current term, right of first offer or right of first refusal contained in any such lease or sublease, including, without limitation, any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "Options").

                (e) Except as set forth in Section 3.11 of the Disclosure Schedule, there are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the knowledge of the Seller, threatened against the Real Property.

                (f) All the Real Property is occupied under a valid and current certificate of occupancy or similar permit, to the extent required and the transactions contemplated by this Agreement and the Ancillary Agreements will not require the issuance of any new or amended certificate of occupancy.

                (g) All improvements on any Owned Real Property are wholly within the lot limits of such Owned Real Property and do not encroach on any adjoining premises or Encumbrance benefiting such Real Property, and there are no encroachments on any Owned Real Property or any easement or property right or benefit appurtenant thereto by any improvements located on any adjoining premises.

                (h) The rental set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

                SECTION 3.17. Tangible Personal Property. (a) Section 3.17(a) of the Disclosure Schedule lists each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property having a Gross Book Value (as defined below) in excess of $25,000 (the "Tangible Personal Property") owned by the Company.

                "Gross Book Value" means (i) for assets acquired after October 31, 1998, the cost and (ii) for assets acquired prior to November 1, 1998, the fair market value assigned per purchase accounting at October 31, 1998.

                (b) Section 3.17(b) of the Disclosure Schedule sets forth a true and complete list of all leases and the quoted purchase price at the time of leasing and subleases for Tangible Personal Property and any and all material ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates).

                SECTION 3.18. Assets. (a) The Company leases or has the valid legal right to use all the properties and assets, including, without limitation, the Company Intellectual Property, the Licensed Intellectual Property (except in the ordinary course of business where the Company has entered into agreements or arrangements granting rights to third parties as set forth in Section 3.18(a) of the Disclosure Schedule), Company IP Agreements, the Company Software, the Real Property, the Tangible Personal Property and the properties and assets subject to the Ancillary Agreements, used or intended to be used in the conduct of the business of the Company or otherwise owned, leased or used by the Company, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements that are material to its business, used or intended to be used by the Company. The Company has good and marketable title to, or, in the case of leased or subleased assets used in its business, valid and subsisting leasehold interests in, all the material assets of its business, free and clear of all Encumbrances, except Permitted Encumbrances and Encumbrances to be released at or prior to Closing (except in the ordinary course of business where the Company has entered into agreements or arrangements granting rights to third parties as set forth in Section 3.18(a) of the Disclosure Schedule), and none of such assets are owned by the Seller or any of its subsidiaries other than the Company.

                (b) Except as set forth in Section 3.18(b) of the Disclosure Schedule, the Seller and its other subsidiaries do not provide any services to the Company or permit the Company to use any of its assets or personnel in the conduct of the business of the Company.

                (c) The assets owned, leased or licensed by the Company and the assets that are subject to the Trademarks and Intangible Assets Assignment constitute all the assets, contracts, agreements and other rights as are necessary for the unimpaired operation of its business in the same manner as it has been operated prior to the Closing Date, subject to the Company replacing the services provided by the Seller which are as set forth in Section 3.18(c) of the Disclosure Schedule and Purchaser providing any working capital to the Company in excess of the working capital owned by the Company on the Closing Date necessary for the operation of the business of the Company. There are no assets owned by the Seller or any other subsidiary that are necessary for the operation of the business of the Company.

                SECTION 3.19. Customers. Listed in Section 3.19 of the Disclosure Schedule are the names of each customer of the Company which was invoiced (net of credit) for goods or merchandise from the Company having an aggregate value of $50,000 or more during the twelve-month period ended March 2, 2003. Except as set forth in Section 3.19 of the Disclosure Schedule, neither the Seller nor the Company has received any notice or has any reason to believe that any of the customers listed on Section 3.19 of the Disclosure Schedule ceased, or will cease, to purchase the products, goods and merchandise of the Company, or has substantially reduced, or will substantially reduce, after the Closing Date, the purchase of such products, goods and merchandise from the Company. The Seller has not received any notice, and has no reason to believe, that Storehouse will cease operations within two years of the date hereof subject to Seller and Storehouse's ability to finance losses incurred by Storehouse after using their commercially reasonable efforts to obtain such financing either internally or from third parties. The Seller has no discernible business plan to cease or significantly reduce the operations of Storehouse.

                SECTION 3.20. Suppliers. Listed in Section 3.20 of the Disclosure Schedule are the names and addresses of each supplier from which the Company was invoiced for raw materials, supplies, merchandise and other goods having an aggregate value of $50,000 or more during the twelve-month period ended December 1, 2002 and the amount for which each such supplier invoiced the Company during such period.

                SECTION 3.21. Receivables. Section 3.21 of the Disclosure
Schedule is an aged list of the credit customer Receivables as of March 2, 2003 showing separately those Receivables that as of such date were (a) current, (b) past due 30 days or less, (c) past due 31 to 60 days, (d) past due 61 to 90 days, (e) past due 91 to 180 days and (f) past due more than 180 days. Except as disclosed in Section 3.21 of the Disclosure Schedule, all Receivables reflected on the Financial Statements arose from, and the Receivables existing on the Closing Date will have arisen from, the sale of Inventory or services to Persons not affiliated with the Seller or the Company (except for Storehouse) and in the ordinary course of business consistent with past practice except for any non-customer receivables which do not exceed $10,000 individually $100,000 in the aggregate. The Receivables less the allowance associated therewith (which includes reserves for doubtful accounts, warranty claims, returns and allowances) as set forth on the Closing Net Working Capital Statement, shall be determined in accordance with U.S. GAAP applied consistently with the consolidated past practices of Seller and its subsidiaries, including the Company. All Receivables owed by Storehouse reflected on the Closing Net Working Capital Statement (subject to credits for returns and allowances in the ordinary course of business consistent with past practices) will be good and will be collected, without resort to litigation or extraordinary collection activity, within 90 days after the Closing Date.

                SECTION 3.22. Inventory. The values at which all Inventories are carried on the Financial Statements reflect the historical inventory valuation policy of the Company of stating such Inventories at the lower of cost (determined on the first-in, first-out method) or market value in accordance with U.S. GAAP applied consistently with the consolidated past practices of the Seller and its subsidiaries, including the Company. The Company has good and marketable title to the Inventories free and clear of all Encumbrances, other than Permitted Encumbrances and Encumbrances to be released at or prior to the Closing. The Inventories do not consist of any items held on consignment by the Company. Except as set forth in Section 3.22 of the Disclosure Schedule, the Company is not under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of its customers other than in the ordinary course of business consistent with past practice. No clearance or extraordinary sale of the Inventories has been conducted since December 1, 2002 other than sales at the Company's clearance center, in the ordinary course of business consistent with past practice. Since December 1, 2002, the Company has not acquired or committed to acquire or manufacture Inventory for sale which is not of a quality and quantity usable in the ordinary course of business within a reasonable period of time and consistent with past practice, nor has the Company changed the price of any Inventory except for (a) price reductions to reflect any reduction in the cost thereof to the Company, (b) reductions and increases responsive to normal competitive conditions and consistent with the Company's past sales practices, and (c) increases to reflect any increase in the cost thereof to the Company. Other than certain discontinued items, the Inventories are in good and merchantable condition in all material respects, are suitable and usable in all material respects for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of business consistent with past practice, except that short ends and clearance items are only marketable pursuant to discounts, clearance and markdowns as are applied in the ordinary course of business.

                SECTION 3.23. Employee Benefit Matters. (a) Plans and Material Documents. Section 3.23(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment (other than the Employment Agreements), termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or the Seller is a party, with respect to which the Company or the Seller has any obligation or which are maintained, contributed to or sponsored by the Company or the Seller, in each case for the benefit of any current or former employee, officer or director of the Company, (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between the Seller or any of its Affiliates and any employee of the Company, including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company (collectively, the "Plans"). The Seller has furnished to the Purchaser a complete and accurate copy of each written Plan (and a description of each oral Plan) Plan and a complete and accurate copy of each material document prepared in connection with each such Plan, including, without limitation, if applicable and existing, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500,
(iv) the most recently received IRS determination letter for each such Plan, and
(v) the most recently prepared actuarial report and financial statement in connection with each such Plan. There are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or the Seller is a party, with respect to which the Company or the Seller has any obligation or which are maintained, contributed to or sponsored by the Company or the Seller, in each case for the benefit of any current or former employee, officer or director of the Company. The Company does not have any express or implied commitment, whether legally enforceable or not, to (i) create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                (b) Absence of Certain Types of Plans. None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except as set forth in Section 3.23(b) of the Disclosure Schedule, none of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Company to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof, or applicable state law.

                (c)     Compliance with Applicable Law. Except as set forth in
Section 3.23(c) of the Disclosure Schedule, each Plan is now and always has been operated in all material respects in accordance with the requirements of all applicable Law, including, without limitation, to the extent applicable, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in accordance with the provisions of all applicable Law, including, without limitation, to the extent applicable, ERISA and the Code. The Company has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and the Seller has no knowledge of any default or violation by any party with respect to, any Plan. No legal action, suit or claim is pending or, to the knowledge of the Seller, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

                (d) Qualification of Certain Plans. Each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and no fact or event has occurred that has adversely affect the qualified status of any such Plan or the exempt status of any such trust.

                (e) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Company has not incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such liability. The Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Company is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; the Company has not been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

                (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. No contributions that have been deducted for income tax purposes have been challenged or disallowed by any Governmental Authority, and, to the knowledge of the Seller, no fact or event exists which could give rise to any such challenge or disallowance. As of the Closing Date, no Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

                (g) WARN Act. The Company currently has no liabilities under the Workers Adjustment and Retraining Notification Act ("WARN").

                SECTION 3.24. Labor Matters. (a) The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of the Seller after due inquiry, threatened between the Company and any of its employees, and the Company has not experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) the Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract, and there are no grievances outstanding against the Company under any such agreement or contract; (d) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company; (e) the Company is in compliance in all material respects with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (f) the Company has paid in full to all their respective employees or adequately accrued for in accordance with U.S. GAAP applied on a basis consistent with the preparation of the Financial Statements all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the knowledge of the Seller after due inquiry, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Company; and (h) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices.

                SECTION 3.25. Employees; Consultants. (a) Section 3.25(a) of the Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 2000, 2001 and 2002, the date of employment and a description of the position and job function of each current salaried or commissioned employee, officer, director, consultant or agent of the Company whose annual compensation exceeded (or, in 2002, exceeded) $50,000.

                (b) Section 3.25(b) of the Disclosure Schedule lists all individuals other than vendors and suppliers in the ordinary course of business that are providing services to the Company on a part-time or full-time basis that the Company has classified as "independent contractors" and whose compensation paid by the Company exceeds $10,000 per annum. The Company is not required to treat any of such independent contractors as employees for purposes of any federal or state Law, including Laws relating to withholding tax, workers' compensation or relating to any Plan.

                (c) All sales representatives employed by the Company are acting exclusively for the Company to market and sell the products of the Company and do not market or sell any products of any other Person

                SECTION 3.26. Certain Interests. (a) No officer or director of the Seller and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                (i) (other than Mr. Mitchell Gold) has any direct or indirect financial interest in any competitor, supplier or customer of the Company except in the Seller; provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are also listed on any national securities exchange, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

                (ii) (other than Mr. Mitchell Gold) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company uses or has used in the conduct of its business or otherwise; or

                (iii)   has outstanding any Indebtedness to the Company.

                (b) Except as described in Section 3.26(b) of the Disclosure Schedule the Company does not have any Liability or any other obligation of any nature whatsoever as of the date hereof to (i) any officer or director of the Company or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director other than under the Employment Agreements, salary and benefits incurred in the ordinary course of business to officers as employees, indemnification to officers and directors under the Articles of Incorporation and/or Bylaws of the Company and to the Founders under the High Point showroom lease and High Point residence lease or
(ii) the Seller or any of its Affiliates thereof, other than (A) obligations under this Agreement and any Ancillary Agreement to which the

Company is a party and (B) warranty and other similar obligations to Storehouse arising from the sale of Inventory to Storehouse and trade payables owed by the Company to the Salem Frame Division of Rowe Furniture Corporation, a Virginia corporation ("Salem Frame") in connection with the purchase of frames by the Company from Salem Frame.

                (c) Except as set forth in Section 3.26(c) of the Disclosure Schedule, all transactions between the Seller and its Affiliates, on the one hand, and the Company on the other hand, including all sales of Inventory by the Company to Storehouse and purchases of frames by the Company from Salem Frame, have been conducted in the ordinary course of business at prevailing market prices and prevailing market terms.

                SECTION 3.27. Taxes. (a) Except as set forth in Section 3.27(a) of the Disclosure Schedule (i) All Tax Returns required to be filed with respect to the Company (including the consolidated federal income Tax Return of the Seller and any state, local or other Tax Return that includes the Company on a consolidated, combined or unitary basis) have been timely filed; (ii) all Taxes required to be shown on such Tax Returns or otherwise due with respect to the Company have been timely paid; (iii) all such Tax Returns are true, correct and complete in all material respects; (iv) no adjustment relating to such Tax Returns has been proposed formally or informally by any Governmental Authority or Tax authority (insofar as either relates to the activities or income of the Company or could result in liability of the Company on the basis of joint and/or several liability) and, to the knowledge of the Seller, no basis exists for any such adjustment; (v) there are no pending or, to the knowledge of the Seller, threatened actions or proceedings for the assessment or collection of Taxes against the Company or (insofar as either relates to the activities or income of the Company or could result in liability of the Company on the basis of joint and/or several liability) any corporation that was included in the filing of a Tax Return with the Seller on a consolidated, combined or unitary basis; (vi) no consent under Section 341(f) of the Code has been filed with respect to the Company; (vii) all sales and license transactions between the Company and the Seller or any of its subsidiaries have been conducted on an arm's-length basis;
(viii) there are no Tax liens on any assets of the Company; (ix) neither Seller nor any Affiliate is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company of any "excess parachute payments" within the meaning of section 280G of the Code (without regard to Section 280G(b)(4) of the Code); (x) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 will occur in connection with the transactions contemplated by this Agreement; (xi) from and after October 31, 1998, the Company has been and continues to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which the Seller files a consolidated federal income Tax Return as the common parent, and has not been includible in any other consolidated federal income Tax Return for any taxable period for which the statute of limitations has not expired; (xii) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xiii) the Company is not doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required income or franchise Tax Returns; (xiv) the Company has not owned any subsidiaries (whether treated as associations, partnerships or disregarded entities for Tax purposes), and has not been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired and
(xv) the Company is not subject to any accumulated earnings Tax, personal holding company Tax or similar Tax.

                (b) (i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company may be subject; (ii) there are no requests for information currently outstanding that could affect the Taxes of the Company, other than requests received in the ordinary course of business, the response to which is not overdue; (iii) to the knowledge of the Seller there are no proposed reassessments of any property owned by the Company or other proposals that could increase the amount of any Tax to which the Company would be subject; (iv) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company; (v) the Company (A) has not or is not projected to have an amount includible in its income for the current taxable year under Section 951 of the Code, (B) has not been, and does not own, a passive foreign investment company within the meaning of Section 1296 of the Code, (C) does not have an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (D) has not participated in or cooperated with an international boycott within the meaning of section 999 of the Code, (vi) the Company does not have any (A) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (B) deferred gain or loss arising out of any deferred intercompany transaction; and (vii) the Seller and the Company have been and remain in full compliance with all requirements of the Code pertaining to the Industrial Revenue Bonds, and the transactions contemplated by this Agreement will not affect the tax status of the Industrial Revenue Bonds excluding any effect of capital expenditures relating to the Purchaser or its Affiliates.

                (c) (i) Section 3.27(c) of the Disclosure Schedule lists all income, franchise and similar Tax Returns (federal, state, local and foreign) filed with respect to the Company for taxable periods ended on or after November 30, 1998, indicates the most recent income, franchise or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all Tax Returns that currently are the subject of audit; (ii) the Seller has delivered to the Purchaser correct and complete copies of all federal, state and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since November 30, 1998 and (iii) the Seller has delivered to the Purchaser a true and complete copy of any Tax-sharing, indemnity or allocation agreement or arrangement involving the Company and a true and complete description of any such unwritten or informal agreement or arrangement.

                SECTION 3.28. Insurance. All material assets, properties and risks of the Company are, and for the past four years have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Seller, the Company or another subsidiary of the Seller, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company.

                SECTION 3.29. Full Disclosure. No representation or warranty of the Seller in this Agreement, nor any statement or certificate furnished or to be furnished by the Seller to the Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                SECTION 3.30. Names and Location. Except as set forth in Section
3.30 of the Disclosure Schedule, (a) during the preceding five-year period, the Company has not used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted its business, other than its legal name, and (b) all of its fixed assets are located at the Real Property.

                SECTION 3.31. Reasonably Equivalent Value; Solvency. The Seller has freely and independently bargained for this Agreement and the Ancillary Agreements and is receiving equivalent value and fair consideration. After giving effect to the transactions contemplated by this Agreement, (a) the Seller and its subsidiaries on a consolidated basis shall be able to pay its debts as and when they become due and shall own property which has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities) and (b) the Seller and its subsidiaries on a consolidated basis shall have adequate capital to carry on their businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Seller or any of its subsidiaries.

                SECTION 3.32. Fairness Opinion. The Seller has received the opinion of BB&T Capital Markets, a division of Scott & Stringfellow, Inc. ("BB&T Capital Markets") to the effect that the consideration to be received by the Seller pursuant to this Agreement is fair to the Seller from a financial point of view (the "Fairness Opinion").

                SECTION 3.33. Brokers. Except for BB&T Capital Markets, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller. The Seller is solely responsible for the fees and expenses of BB&T Capital Markets.

                SECTION 3.34. Confidential Information. Neither the Seller nor any of its subsidiaries (other than the Company) possesses any confidential or proprietary information relating to the Company, other than information provided in reports submitted by the Company to the Seller prior to the date hereof, pre-Closing pricing and cost information and the pre-Closing financial information maintained by or provided by the Company to the Seller.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

                As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

                SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and thereby. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated by this Agreement and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall have been, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller and Rowe Diversified, as the case may be) this Agreement constitutes, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

                SECTION 4.02. No Conflict. The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, which would adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or by the Ancillary Agreements.

                SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which the Purchaser is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority.

                SECTION 4.04. Investment Purpose. The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                SECTION 4.05. Litigation. No Action by or against the Purchaser is pending or, to the best knowledge of the Purchaser after due inquiry, threatened, which could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or thereby.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                SECTION 5.01. Post-Closing Access to Information. (a) In order to facilitate the resolution of any claims made against or incurred by the Seller prior to the Closing, for a period of seven years after the Closing, the Purchaser shall cause the Company to (i) retain the books and records which relate to its operations for periods prior to the Closing in a manner reasonably consistent with the prior practice of the Company and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Seller reasonable access (including the right to make, at the Seller's expense, photocopies), during normal business hours, to such books and records.

                (b) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser or the Company after the Closing, for a period of seven years following the Closing, the Seller shall (i) retain the books and records of the Seller which relate to the Company and its operations for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser or possessed by the Company in a manner reasonably consistent with the prior practice of the Seller and its subsidiaries and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Purchaser or the Company reasonable access (including the right to make photocopies, at the expense of the Purchaser or the Company), during normal business hours, to such books and records.

                SECTION 5.02. Confidentiality. (a) The Seller shall and shall cause its subsidiaries, including Storehouse and Salem Frame, and their respective agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential the information provided in reports submitted by the Company, to the Seller prior to the date hereof, pre-Closing pricing and cost information and the pre-Closing financial information maintained by, or provided by the Company to the Seller, (ii) treat and hold as confidential (and not disclose or provide access to any Person, other than to its employees on a need-to-know basis) all information relating to trade secrets, processes, patent and trademark applications, product development, price, designs, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information each of such Persons possesses with respect to the Company, or receives from the Company after the Closing Date (which shall not be disclosed to Seller or any of its other Affiliates or any of their respective directors, officers and employees other than to enable Seller to comply with the provision of Section 5.05 below), (iii) in the event that the Seller, its subsidiaries, including Storehouse and Salem Frame, or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.02, and (iv) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.02, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this sentence shall not apply to information after it becomes publicly available and such disclosure did not arise as a result of a breach of the terms hereof.

                (b) Notwithstanding anything to the contrary in this Agreement, the Ancillary Agreements or any other agreement contemplated by the transactions hereunder (and any transactions related thereto), (i) beginning on the date specified in the next succeeding sentence and at all times thereafter, confidential or proprietary information shall not include information that involves or otherwise relates to the tax treatment or the tax structure of, or relating to, such transactions, (ii) beginning on the date specified in the next succeeding sentence and at all times thereafter, each of the parties, its subsidiaries and their respective representatives, Affiliates, employees, officers, directors or other agents are hereby authorized to disclose to any and all Persons, without limitation of any kind, (A) the tax treatment and tax structure of the transactions contemplated hereunder (and any transactions related thereto) and (B) all materials of any kind (including opinions and tax analyses) that are provided to each of the parties, its subsidiaries and their respective representatives, Affiliates, employees, officers, directors or other agents related to such tax treatment and tax structure, and (iii) the ability of each of the parties, its subsidiaries and their respective representatives, Affiliates, employees, officers, directors or other agents to consult any tax advisor, including an independent tax advisor, regarding the tax treatment or tax structure of the transactions hereunder (and any transactions related thereto) shall not be restricted or limited in any manner. For purposes of subclause (i) and (ii) of the preceding sentence, the relevant date shall be the earlier of the date of the public announcement of discussions relating to the transactions hereunder (and any transactions related thereto), the date of the public announcement of the transactions hereunder (and any transactions related thereto) or the date of the execution of this Agreement or any other agreement to enter into the transactions hereunder (and the transactions related thereto).

                (c) The Seller agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.02 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach. The Seller acknowledges that the covenants of the Seller set forth in this Section 5.02 are an essential element of this Agreement and that, but for the agreement of the Seller to comply with these covenants, the Purchaser would not have entered into this Agreement. The Seller acknowledges that this Section
5.02 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the Purchaser.

                SECTION 5.03. Regulatory and Other Authorizations; Notices and Consents. (a) The Seller shall use its best efforts to obtain (or cause the Company to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals.

                (b) The Seller shall or shall cause the Company to give promptly such notices to third parties and use its reasonable best efforts to obtain such third party consents and estoppel certificates as the Purchaser may in its sole discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

                (c) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole discretion may deem adverse to the interests of the Purchaser or the Company.

                SECTION 5.04. Use of Intellectual Property. (a) The Seller acknowledges that as a result of the consummation of the transactions contemplated by this Agreement, that neither the Seller nor any of its Affiliates shall have any rights in the Company Marks and that neither the Seller nor any of its Affiliates will contest the ownership or validity of any rights of the Purchaser or the Company in or to the Company Marks.

                (b) From and after the Closing, neither the Seller nor any of its Affiliates shall use any of the Owned Intellectual Property or any of the Licensed Intellectual Property.

                (c) As used in this Section 5.04, "Company Marks" means the name "Mitchell Gold" and all similar or related names, marks, logos and the domain names and anything listed on Schedule A to the Trademark and Intangible Assets Assignment.

                SECTION 5.05. Non-Competition. (a) As a separate and independent covenant, the Seller agrees with the Purchaser that, the Seller and its subsidiaries will not in any way, directly or indirectly, (i) for the period of three years following the Closing Date, call upon, solicit, advise or otherwise do, or attempt to do business with, (including, without limitation, by establishing any "store within a store" cooperation arrangement) Crate & Barrel, Restoration Hardware, Starwood Hotels, L.L. Bean and Anthropology; and (ii) for the period of two years following the Closing Date, call upon, solicit, advise or otherwise do, or attempt to do business with any of the five customers of the Company listed on Schedule 5.05(a)(ii). Each party agrees that for the period of two years following the Closing Date, such party and its Affiliates shall not interfere with or attempt to interfere with any officers, employees, representatives or agents of another party or its Affiliates, or induce or attempt to induce any of them to leave the employ of another party or violate the terms of their contracts, or any employment arrangements, with another party; provided, however, that nothing in this Section 5.05(a) shall prohibit either party from employing any Person who contacts it on his or her own initiative or as a result of a general solicitation to the public or general advertising or from the use of an independent employment agency or search firm whose efforts are not specifically directed at such Persons.

                (b) As a separate and independent covenant, the Seller agrees that it will not, directly or indirectly, copy or imitate any of the sixteen unique furniture, leather, fabric or slip-cover designs of the Company listed on Schedule 5.05(b) for a period of 3 years from the Closing Date. Attached in Section 5.05(b) of the Disclosure Schedule is a list of designs the Company acknowledges as of the date hereof and in their current form are not materially different from the existing Company's designs which the Seller shall be permitted to continue using after Closing. From the date hereof through November 30, 2006, the Seller also agrees, that it will not, directly or indirectly, copy or imitate any of the new furniture, leather, fabric or slip-cover designs of the Company presented to Storehouse or Salem Frame for the greater of (A) one year in the event that Storehouse does not purchase such products or (B) for the period during which Storehouse purchases such products from the Company, plus one year or (C) for the period Salem Frame produces frames for the new furniture design on behalf of the Company, plus one year. Notwithstanding the preceding sentence, if the Seller has directly or indirectly marketed or premarketed a new furniture, leather, fabric or slip-cover design, which is similar to the new furniture, leather, fabric or slip-cover design of the Company which is protected under the preceding sentence, the Seller shall have the burden of proving by providing written documentation (e.g., dated CAD drawing, a sworn affidavit of the designer, etc.) within three Business Days from the date the written request of the Company to the Seller is received by Seller in accordance with Section 10.02, establishing that the Seller's designs have not been copied from the Company's new designs. If Seller timely provides such written documentation, Seller shall continue to have the right to market such new furniture, leather, fabric or slip-cover design. If Seller fails to provide such written documentation to the Company within three Business Days from the date the written request of the Company to the Seller is received by Seller, then it shall thereupon immediately cease marketing the alleged copied designs until the documentation is provided.

                (c) However, if the Company is not satisfied with such documentation provided by the Seller, the matter shall be submitted to arbitration, as specified in this Section, for resolution. Any dispute or controversy arising under or in connection with Section 5.05(b) which cannot be settled amicably by the parties within ten days after the documentation was submitted to the Company by the Seller shall be finally settled by arbitration administered by the International Chamber of Commerce (the "ICC") in accordance with the rules of Conciliation and Arbitration of the International Chamber of Commerce by a panel of three arbitrators appointed one by each party and the third by the President of the ICC. If the final adjudication is in the favor of the Company, the Seller shall pay the actual damages and expenses incurred by the Company as awarded by the arbitrators. If Seller is the prevailing party in the arbitration, the Company shall pay the Seller the actual expenses incurred by it as ordered by the arbitrator.

                (d) The time periods specified in this Section 5.05 shall be extended by the length of any period during which the Seller is in breach of the terms of this Section 5.05.

                (e) The Seller acknowledges that the covenants of the Seller set forth in this Section 5.05 are an essential element of this Agreement and that, but for the agreement of the Seller to comply with these covenants, the Purchaser would not have entered into this Agreement. The Seller acknowledges that this Section 5.05 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the Purchaser. The Seller has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this
Section 5.05 are reasonable and proper.

                (f) Purchaser and Seller agree that $2,500,000 of the Purchase Price shall be allocable to the covenant in this Section 5.05, and that no Tax Return shall be filed, and no Tax position shall be taken by either of them, that is inconsistent with such allocation.

                SECTION 5.06. Release of Indemnity Obligations. On or prior to the Closing Date, the Seller and the Company shall enter into a mutual general release and discharge, in form and substance satisfactory to the Seller and the Purchaser (the "Seller-Company Release"), releasing and discharging each other (and in the case of the Company, the subsidiaries of the Seller) from any and all obligations to indemnify the other or otherwise hold the other harmless pursuant to any agreement or other arrangement entered into or existing prior to the Closing. Nothing herein is intended to affect any Liabilities of Storehouse or Salem Frame to the Company, Liabilities of the Company to them, or Liabilities arising under this Agreement or any Ancillary Agreement.

                SECTION 5.07. Post-Closing Marketing Cooperation. (a) From the date hereof until November 30, 2006, the Seller shall cause Storehouse (i) to continue to offer to the Company at least the same number of groups of furniture (sofa groups, chair groups and dining chair groups) in each store, as Storehouse offered as of December 2, 2002; (ii) to continue to provide in each of its stores the products of the Company with substantially the same level of showroom exposure and prominence and promotional service as Storehouse currently provides for such products; (iii) to continue to offer without limitation, the Company's products in its catalogues at the level of exposure (including amount of Company's products offered and number of catalogue pages) as Storehouse currently provides and (iv) to use commercially reasonable efforts to maintain its inventory of the Company's products at the level necessary to ensure timely delivery of products of the Company offered by Storehouse as "in-stock" and displayed as such on its show-room floors, in a manner consistent with the conduct of the business of Storehouse prior to the Closing Date. Storehouse shall have the right by mutual agreement of the Company to substitute Company products selected by Storehouse for slow moving products.

                (b) From the date hereof until November 30, 2006, the Company shall offer all Storehouse products manufactured by the Company on its websites, subject to Storehouse paying the associated fees and charges on the same basis as other major customers.

                (c) From the date hereof until November 30, 2006, the Company shall (i) continue to provide Storehouse with "market exclusivity" with respect to each product for which Storehouse has extended a Major Commitment (as defined below); (ii) allow Storehouse to preview the Company's new introductions prior to each semi-annual product introduction; (iii) continue to provide Storehouse with preferred pricing reflective of its major account status on the same basis as currently provided; (iv) continue to provide Storehouse with the "Limited Gold" one price program; (v) continue to provide Storehouse with 30-day payment terms; (vi) to provide Storehouse with the opportunity to attend semi-annual product development meetings with the Company for the purpose of discussing, developing and conceiving exclusive Storehouse products; (vii) continue to provide Storehouse the same level of assistance from TAP (The Answer People) and RAM (Regional Account Managers) as the Company currently provides to Storehouse; (viii) continue to provide Storehouse a 20% discount on photo shoot and buyer samples (not floor samples); (ix) to continue to provide to Storehouse lead times consistent with delivery cycles currently applicable which are: five weeks or less for (1) special orders, and (2) stock orders with appropriate projections; lead times for new samples and products will continue to be subject to availability of appropriate material with Storehouse receiving most favored customer status; and (x) Storehouse will be included in each press release issued in markets in which Storehouse operates stores by the Company that refers to major customers of the Company. As used herein, "Major Commitment" means the purchase of a product that will be shown in all stores and advertised.

                (d)     In the event of any breach or alleged breach of this
                        Section 5.07, the non-breaching party shall provide 30 days written notice to this breaching party, and the breaching party shall have 30 days from the date of such notice to remedy the breach alleged before the other party shall be permitted to seek any remedy against the breaching party.

                (e) Each party acknowledges that, in addition to money damages and other remedies as delineated in this Agreement for breach of Section 5.07(a), the non-breaching party will be entitled to suspend or modify its performance of the covenants contained in Section 5.07(c) in the event that the other party breaches its obligations under this arrangement and fails to cure within the cure period set forth in Section 5.07(d).

                (f) The Seller and the Purchaser acknowledge that the covenants of each of the Seller and the Company set forth in this Section 5.07 are an essential element of this Agreement and that, but for the agreement of said parties to comply with these covenants, neither the Seller nor the Purchaser would have entered into this Agreement. The parties acknowledge that this Section 5.07 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by either party.

                SECTION 5.08. Salem Frame Arrangement. (a) From the date hereof until November 30, 2006, the Company shall conduct business with Salem Frame on the following terms: (i) Salem Frame will hold a maximum of 20 styles (of the Company's choice) in a stocking program inventory for the Company (a style may only be substituted after the inventory for the style being discontinued has been cleared), (ii) Salem Frame will invoice with 30 day payment terms, all frames when shipping, (iii) Salem Frame will release frames in multiples of 10, with one set up frame with each shipment, and with each first shipment of a new frame there should be a first-run production sample frame provided which shall be banded separately, (iv) all inventory left in stock at Salem Frame after 45 days will be shipped, (v) all non-stocking frames shall be shipped in a single shipment and invoiced within five Business Days after the acknowledged ship date, (vi) Salem Frame shall continue using and preparing the MG Month End Report and the MG Order Tracking Report to identify frames that are being held in inventory and shipping information, (vii) the lead times on frames shall be maintained at three weeks unless agreed otherwise in writing between the Company and Salem Frame, (viii) non-stocking items will be shipped one day after release and stocking items will be shipped within two Business Days of release, if multiple truckloads are released on one report, they must be shipped within three Business Days and if demand requires more than one truck, the Company's buyer should be contacted regarding shipping priority (if shipping priorities can be met with one truck per day, a third day allowance should be added to the lower priority items), these guidelines are based on the date the frame is released, so long as it is released on or after the acknowledged ship date, (ix) Salem Frame will provide pricing and a sample frame within ten Business Days of the time they are provided both a CAD Drawing and a Purchaser Order, (x) quantity minimums per order for each style shall be consistent with past practices.

                (b) Salem Frame agrees that the price of the frames can be increased only in accordance with the furniture industry practices and it further agrees that it will maintain price levels that are competitive with other frame manufacturers marketing frames to the company.

                (c) From the date hereof until November 30, 2006, the Company shall continue to purchase at least the same number of styles of frames from Salem Frame that it purchased as of December 2, 2002 and the Company will use reasonable best efforts to purchase the same number of frames from Salem Frames annually as it purchased during the 12-month period ending on the Closing Date; provided, however, in the event of an increase in the number of frames used by the Company generally, there shall be no requirement for the Company to increase the level of business provided to Salem Frame, and the case of a decrease in the number of frames used by the Company generally, then there may be proportionate decrease in the level of frame business provided by the Company to Salem Frame. The Company will use reasonable best efforts to substitute new or additional frame styles to Salem Frame that it is capable of producing in place of discontinued and/or slow moving styles to achieve the intent of the foregoing sentence.

                (d)     In the event of any breach or alleged breach of this
Section 5.08, the non-breaching party shall provide 30 days written notice to the breaching party, and the breaching party shall have 30 days from the date of such notice to remedy the breach alleged before the non-breaching party shall be permitted to seek any remedy against the breaching party.

                (e) The Company, on the one hand, and Seller on behalf of Salem Frame, on the other hand acknowledge that, in addition to money damages and other remedies as delineated in this Agreement for breach of Section 5.08, the non-breaching party will be entitled to suspend or modify its performance of the covenants contained in Section 5.08 in the event that the breaching party fails to cure within the time period specified in Subsection (d) immediately above.

                (f) The parties acknowledge that the covenants of each of the Company and the Seller on behalf of Salem Frame set forth in this Section
5.08 are an essential element of this Agreement and that, but for their agreement to comply with these covenants, the parties would not have entered into this Agreement. The parties acknowledge that this Section 5.08 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by a party.

                SECTION 5.09. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                SECTION 5.10. Workers' Compensation. With respect to employees of the Company who are receiving worker's compensation on the Closing Date, and employees of the Company who become eligible for workmen's compensation benefits after the Closing Date relating to injuries occurring prior to the Closing, the Company shall use commercially reasonable efforts to minimize the period of time that such employees remain on workmen's compensation consistent with Company's consolidated past practices including placing such employees in light duty positions as soon as reasonably practicable. The failure to minimize the period of time of an employee on worker's compensation does not obviate the Seller's obligation to cover the workmen's compensation claim.

                SECTION 5.11. Ratification of Company Obligations by the Purchaser. The Purchaser does hereby ratify the Company's execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the performance by the Company of its obligations hereunder and thereunder.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

                SECTION 6.01. 401(k) Plan. (a) Seller shall take, or cause to be taken, the following actions with respect to The Rowe Companies/Mitchell Gold Division 401(k) Retirement Plan, which is a defined contribution plan that includes a cash or deferred arrangement designed to qualify under Section 401(a) of the Code (the "401(k) Plan") whose assets are held in a related trust maintained by the Seller which is intended to be exempt from taxation under
Section 501(a) of the Code (the "Seller 401(k) Plan Trust"):

                (i) Effective as of the Closing Date, the Purchaser shall cause the Company to establish a related trust intended to be exempt from taxation under Section 501(a) of the Code for the benefit of the employees of the Company (the "New 401(k) Plan Trust").

                (ii) As soon as reasonably practicable after the Closing Date, the Seller shall cause to be transferred, to the extent and in the manner permitted by Law, including without limitation, ERISA and the Code, from the Seller 401(k) Plan Trust to the New 401(k) Plan Trust, such assets representing the entire account balances (whether or not vested) of all of the Company participants in the 401(k) Plan as of the most recent valuation date prior to transfer, together with the actual return thereon from such valuation date to the date of transfer.

                (b) Other Plans. It is understood and agreed by the parties that the employees of the Company shall cease participation in other Plans sponsored by the Seller and/or its Affiliates, as of the Closing to the extent such Plans are not independently maintained by the Company separate and apart from the Seller and/or its other Affiliates.

                                   ARTICLE VII

                                   TAX MATTERS

                SECTION 7.01. Indemnity. (a) Except for Taxes set forth in
Section 7.01(c) hereof, Seller agrees to indemnify and hold harmless the Purchaser and the Company against the following Taxes and, except as otherwise provided in Section 7.04, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants incurred in contesting or otherwise in connection with any of the following Taxes: (i) Taxes imposed on the Company with respect to taxable periods of the Company ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Company which are allocable, pursuant to Section

7.01(b), to the portion of such period ending on the Closing Date; (iii) Taxes imposed on any member of any affiliated group with which the Company files or has filed a Tax Return on a consolidated, combined or unitary basis for a taxable period ending on or before, or including, the Closing Date; (iv) Taxes imposed on the Purchaser or the Company as a result of any breach of warranty or misrepresentation under Section 3.27 or any exception to the representations set forth therein (other than exceptions relating to the representations set forth in clause (xiii) of Section 3.27(a)) and (v) subject to Section 7.07 for Conveyance Taxes with respect to transfer contemplated by this Agreement) Taxes imposed on [the Purchaser] or the Company as a result of (A) the transfer of trademarks or other intangible assets to Rowe Diversified, (B) the Trademark and Intangible Assets Assignment and (C) the payment of royalties by the Company or any other Affiliate of the Seller to Rowe Diversified and the associated allocation of income and expenses.

                (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

                (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 7.07), deemed equal to the amount which would be payable if the taxable year ended on the Closing Date; and

                (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

                (c) The Company agrees to indemnify and hold harmless the Seller against the following Taxes and, except as otherwise provided in Section 7.04, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants incurred in contesting or otherwise in connection with any of the following Taxes: (i) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Company which are not allocable, pursuant to Section 7.01(b), to the portion of such period ending on the Closing Date; (ii) Taxes imposed on the Seller or any of its Affiliates including the Company arising from an election made by the Purchaser with respect to the Company after the Closing pursuant to Section 338 of the Code or similar elections under state or local Tax law; (iii) Taxes of the Company attributable to transactions entered into and occurring on the Closing Date but after the Closing that are not in the ordinary course of business; and (iv) payroll and other Tax withholdings specifically identified and reserved against on the Closing Net Working Capital Statement.

                SECTION 7.02. Tax Returns and Payments. (a) From the date of this Agreement through and after the Closing Date, the Seller shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax Returns relating to the Company that are due on or before or relate to any taxable period ending on or before the Closing Date (and the Purchaser shall do the same with respect to any taxable period ending after the Closing Date). Tax Returns of the Company not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Company (except to the extent counsel for the Seller or the Company renders a legal opinion that there is no reasonable basis in law therefor or determines that a Tax Return cannot be so prepared and filed without being subject to penalties). With respect to any Tax Return required to be filed by the Purchaser or the Seller with respect to the Company, the filing party shall provide the other party and its authorized representatives with a copy of such completed Tax Return and, if applicable, a statement certifying the amount of Tax shown on such Tax Return that is allocable to such other party pursuant to Section 7.01(b), together with appropriate supporting information and schedules, at least 20 Business Days prior to the due date (including any extension thereof) for the filing of such Tax Return, and such other party shall have the right to review and comment on such Tax Return prior to its filing.

                (b) The Seller shall pay or cause to be paid when due and payable all Taxes with respect to the Company for any taxable period ending on or before the Closing Date and the Purchaser and the Company shall so pay or cause to be paid Taxes for any taxable period after the Closing Date (subject to its right of indemnification from the Seller) by the date set forth in Section
7.05 for Taxes attributable to the portion of any taxable period that includes the Closing Date pursuant to Sections 7.01(a) and 7.01(b).

                SECTION 7.03. Refunds. Any Tax refund relating to the Company for any taxable period ending on or prior to the Closing Date (except for any refund included on the Closing Net Working Capital Statement, which shall be the property of the Company, and if paid to the Seller, shall be paid over promptly to the Company) shall be the property of the Seller, and if received by the Purchaser or the Company shall be paid over promptly to the Seller. Notwithstanding the foregoing sentence, any Tax refund (or equivalent benefit to the Seller through a reduction in Tax liability) for a period before the Closing Date arising out of the carryback of a loss or credit incurred by the Company in a taxable year ending after the Closing Date shall be the property of the Company and, if received by the Seller, shall be paid over promptly to the Company. Seller shall not elect to retain any net operating loss carryovers or capital loss carryovers of the Company under Regulation Section 1.1502-20(g).

                SECTION 7.04. Contests. (a) After the Closing, the Seller or the Purchaser as applicable shall promptly notify the other in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article VII; provided, however, that the failure to give such notice will not affect a party's right to indemnification under this Article VII except to the extent, if any, that, but for such failure, the indemnified party could have avoided all or a portion of the Tax liability in question.

                (b) In the case of such an audit or administrative or judicial proceeding that relates to taxable periods ending on or before the Closing Date; provided that the Seller acknowledges in writing its liability under this Agreement to hold the Purchaser and the

Company harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to taxable periods ending on or before the Closing Date (or, in the case of any taxable period that includes the Closing Date, against an adjustment allocable under Section 7.01(b) to the portion of such period ending on or before the Closing Date), the Seller shall have the right at its expense to participate in and control the conduct of such audit or proceeding, but only to the extent that such audit or proceeding relates solely to a potential adjustment for which the Seller has acknowledged its liability; the Purchaser also may participate in any such audit or proceeding and, if the Seller does not assume the defense of any such audit or proceeding, the Purchaser may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after five days prior written notice to the Seller setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which the Seller has acknowledged its liability are required to be dealt with in the same audit or proceeding as separate issues relating to a potential adjustment for which the Company would be liable, the Purchaser shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.

                (c) With respect to issues relating to a potential adjustment for which both the Seller (as evidenced by its acknowledgement under Section 7.04) and the Purchaser or the Company could be liable, (i) each party may participate in the Tax audit or proceedings, and (ii) the audit or proceedings shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future taxable periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Article VII by the Purchaser and the Seller.

                (d) The Purchaser and the Company, on the one hand, and the Seller, on the other hand, shall not enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such taxable period or a subsequent taxable period without the written consent of the other party, which consent may not be unreasonably withheld. The parties agree to cooperate in the defense against or compromise of any claim in any Tax audit or proceeding.

                SECTION 7.05. Time of Payment. Payment by the Seller of any amounts due under this Article VII in respect of Taxes shall be made (a) at least three Business Days before the due date of the applicable estimated or final Tax Return required to be filed by the Purchaser or the Company on which is required to be reported income for a taxable period ending after the Closing Date for which the Seller is responsible under Sections 7.01(a) and 7.01(b) without regard to whether the Tax Return shows overall net income or loss for such period, and (b) within three Business Days following an agreement between the Seller, on the one hand, and the Purchaser or the Company, on the other hand, that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a "determination" as defined in Section 1313(a) of the Code. If liability under this Article VII is in respect of costs or expenses other than Taxes, payment by the Seller of any amounts due under this Article VII shall be made within five Business Days after the date when the Seller has been notified by the Purchaser that the Seller has a liability for a determinable amount under this Article VII and is provided with calculations or other materials supporting such liability.

                SECTION 7.06. Cooperation and Exchange of Information. Notwithstanding anything to the contrary in Section 5.02 of this Agreement, the Seller, on the one hand, and the Purchaser and the Company, on the other hand, will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase the Company or any part of its business from the Purchaser. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. The Seller shall make its employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of the Seller, on the one hand, and the Purchaser and the Company, on the other hand, shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (a) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (b) six years following the due date (without extension) for such Tax Returns. Seller shall not dispose of, or destroy, any Tax Returns or other Tax records or documents in its possession relating to the Company unless Seller first gives the Purchaser the opportunity (by written notice to Purchaser) to take possession of such Tax Returns, records or documents. Any information obtained under this Section 7.06 shall be kept confidential in accordance with Section 5.03, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

                SECTION 7.07. Conveyance Taxes. Any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees and any similar Taxes ("Conveyance Taxes") which become payable in connection with the transactions contemplated by this Agreement shall be paid by the Seller and the Purchaser jointly in equal proportions. The Seller, after the review and consent by the Purchaser, shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable the Seller to comply with the foregoing.

                SECTION 7.08. Miscellaneous. (a) The Seller, on the one hand, and the Purchaser and the Company, on the other hand, agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Company) under this Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

                (b) The portion of the Purchase Price allocable to the covenant not to compete set forth in Section 5.05 shall be $2,500,000 with the remainder of the Purchase Price allocable to the Shares. Neither the Seller nor the Purchaser shall file any Tax Return, or take a position with a Tax authority, that is inconsistent with the allocation of the Purchase Price. Each of the Seller and the Purchaser agrees to cooperate with the other in preparing Form 8594 for filing by each and to furnish the other with a copy of such Form prepared in draft form within a reasonable period before its filing due date.

                (c) Any Tax sharing, indemnity or allocation agreement or arrangement between the Seller or any of its subsidiaries, on the one hand, and the Company, on the other hand, shall be terminated as to the Company as of the Closing Date.

                (d) Notwithstanding any provisions in this Agreement to the contrary, the indemnification obligations under this Article VII, and the representations and warranties contained in Section 3.27, shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

                (e) From and after the date of this Agreement, the Seller shall not, without the prior written consent of the Purchaser (which may, in its sole and absolute discretion, withhold such consent), make, or cause or permit to be made, any Tax election that would adversely affect the Company.

                (f) From and after the date of this Agreement, the Purchaser shall not, without the prior written consent of the Seller (which may, in its sole and absolute discretion, withhold such consent), make, or cause or permit to be made, an election under Section 338 of the code or similar elections under state or local Tax law with respect to the Company in connection with the sale and purchase of Shares hereunder.

                (g) For purposes of this Article VII, "the Purchaser" and "the Seller", respectively, shall include each member of the affiliated group of corporations of which it is or becomes a member (other than the Company, except to the extent expressly referenced).

                                  ARTICLE VIII

                                 INDEMNIFICATION

                SECTION 8.01. Survival of Representations and Warranties. (a) The representations and warranties of the Seller and Rowe Diversified contained in this Agreement and the Ancillary Agreements shall survive the Closing until the date that is 18 months after the Closing Date; provided, however, that (i) the representations and warranties made pursuant to Section 3.01, the first sentence of Section 3.02 and Section 3.04, shall survive indefinitely, (ii) the representations and warranties made pursuant to Section 3.15 [Intellectual Property], Section 3.18 [Assets] and 3.23 [Employee Benefit Matters] shall survive for four years, (iii) the representations and warranties dealing with Tax matters shall survive as provided in Section 7.08(d), and (iv) insofar as any claim is made by the Purchaser for the breach of any representation or warranty of the Seller contained herein relating to environmental matters, such representations and warranties shall, for purposes of such claims by the Purchaser, survive the

Closing until the seventh anniversary of the Closing Date. Neither the period of survival nor the liability of the Seller with respect to the Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

                (b) The representations and warranties of the Purchaser contained in this Agreement and the Ancillary Agreements, shall survive the Closing until the date that is 18 months after the Closing Date; provided, however, that the representations and warranties made pursuant to Section 4.01 shall survive indefinitely. Neither the period of survival nor the liability of the Purchaser with respect to the Purchaser's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Seller. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Seller to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

                SECTION 8.02. Indemnification by the Seller. (a) The Purchaser and its Affiliates (including the Company), officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Seller for and against any and all Liabilities, losses, damages, claims, costs, interests and expenses (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

                (i) the breach of any representation or warranty made by the Seller or Rowe Diversified contained in this Agreement or any Ancillary Agreement;

                (ii) the breach of any covenant or agreement by the Seller or Rowe Diversified contained in this Agreement or any Ancillary Agreement;

                (iii) any claim or cause of action by any third party against the Company to the extent relating to any condition existing or action or event occurring on or prior to the Closing Date, whether or not pending or threatened against the Company prior to the Closing; provided, however, the foregoing shall not apply to (A) any claim or cause of action arising in connection with any failure after the Closing Date by the Company to render performance from and after the Closing Date under any executory contract, agreement, commitment or undertaking in accordance with the terms thereof; (B) claims relating to Liabilities to the extent reflected on the Closing Net Working Capital Statement or Indebtedness of the Company, to the extent the amount of which Indebtedness was deducted in calculating the Purchase Price; (C) claims arising from customers for returns, allowances, adjustments and discounts incurred in the ordinary course of business and (D) claims arising from a breach of a non-material contract the amount of which claim does not exceed $5,000 individually or $100,000 in the aggregate; and

                (iv)    any claims against the Company by any person listed on
        Schedule 8.02(a)(iii) under Chapter 5 of the U.S. Bankruptcy Code, Chapter 5 of Title 11 of the U.S. Code or any similar claim under applicable state law.

                In the case of any Loss arising (i) pursuant to Section 8.02(a)(i) the Purchaser Indemnified Party must provide notice of such claim to the Seller prior to the expiration of the applicable survival period for the relevant representation or warranty and (ii) pursuant to Section 8.02(a)(iii) within five years of the Closing Date.

                (b) A Purchaser Indemnified Party shall give the Seller notice of any matter which a Purchaser Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Seller under this Article VIII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VIII ("Third Party Claims") shall be governed by and be contingent upon the following additional terms and conditions: if a Purchaser Indemnified Party shall receive notice of any Third Party Claim, the Purchaser Indemnified Party shall give the Seller notice of such Third Party Claim within 30 days of the receipt by the Purchaser Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Seller from any of its obligations under this
Article VIII except to the extent that the Seller is materially prejudiced by such failure and shall not relieve the Seller from any other obligation or Liability that it may have to any Purchaser Indemnified Party otherwise than under this Article VIII. If the Seller acknowledges in writing its obligation to indemnify the Purchaser Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Seller shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Purchaser Indemnified Party within 15 days of the receipt of such notice from the Purchaser Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Purchaser Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Purchaser Indemnified Party and the Seller, then the Purchaser Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Purchaser Indemnified Party determines counsel is required, at the expense of the Seller. In the event that the Seller exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Purchaser Indemnified Party shall cooperate with the Seller in such defense and make available to the Seller, at the Seller's expense, all witnesses, pertinent records, materials and information in the Purchaser Indemnified Party's possession or under the Purchaser Indemnified Party's control relating thereto as is reasonably required by the Seller. Similarly, in the event the Purchaser Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Seller shall cooperate with the Purchaser Indemnified Party in such defense and make available to the Purchaser Indemnified Party, at the Seller's expense, all such witnesses, records, materials and information in the Seller's possession or under the Seller's control relating thereto as is reasonably required by the Purchaser Indemnified Party. No such Third Party Claim may be settled by the Seller without the prior written consent of the Purchaser Indemnified Party, which consent shall not be unreasonably withheld or delayed.

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

                SECTION 8.03. Indemnification by the Company. (a) The Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") shall be indemnified and held harmless by the Company for and against any and all Losses, arising out of or resulting from:

                (i) the breach of any representation or warranty made by the Purchaser contained in this Agreement or by the Purchaser or the Company in any Ancillary Agreement; or

                (ii) the breach of any covenant or agreement by the Purchaser or the Company contained in this Agreement or any Ancillary Agreement.

                (b) A Seller Indemnified Party shall give the Company notice of any matter which such the Seller Indemnified Party has determined has given rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Company under this Article VIII with respect to Losses arising from Third Party Claims shall be governed by and be contingent upon the following additional terms and conditions: if a Seller Indemnified Party shall receive notice of any Third Party Claim, such Seller Indemnified Party shall give the Company notice of such Third Party Claim within 30 days of the receipt by the Seller Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Company from any of its obligations under this Article VIII except to the extent that the Company is materially prejudiced by such failure and shall not relieve the Company from any other obligation or Liability that it may have to any Seller Indemnified Party otherwise than under this Article VIII. If the Company acknowledges in writing its obligation to indemnify a Seller Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Company shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to such Seller Indemnified Party within 15 days of the receipt of such notice from the Seller Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of such Seller Indemnified Party in its sole and absolute discretion, for the same counsel to represent both the Seller Indemnified Party and the Company, then the Seller Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Seller Indemnified Party determines counsel is required, at the expense of the Company. In the event that the Company exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Seller Indemnified Party shall cooperate with the Company in such defense and make available to the Company, at the Company's expense, all witnesses, pertinent records, materials and information in the Seller Indemnified Party's possession or under the Seller Indemnified Party's control relating thereto as is reasonably required by the Company. Similarly, in the event the Seller Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Company shall cooperate with the Seller Indemnified Party in such defense and make available to the Seller Indemnified Party, at the Company's expense, all such witnesses, records, materials and information in the Company's possession or under the Company's control relating thereto as is

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

reasonably required by the Seller Indemnified Party. No such Third Party Claim may be settled by the Company without the prior written consent of the Seller Indemnified Party.

                SECTION 8.04. Limits on Indemnification. (a) Notwithstanding anything to the contrary contained in this Agreement: (i) the Seller shall not be liable for any claim for indemnification pursuant to Section 8.02(a)(i), other than claims for Losses arising from the breach of Sections 3.01, 3.02 and 3.04, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Seller equals or exceeds $500,000, after which the Seller shall be liable for such Losses from the first dollar thereof; and (b) the maximum amount of indemnifiable Losses which may be recovered from the Seller pursuant to Section 8.02(a)(i), shall be $10,000,000; provided, however, the maximum amount of indemnifiable Losses which may be recovered from Seller pursuant to Section 8.02(a)(i) with respect to any breach of Section 3.23 shall be $23 million and there shall be no maximum amount of indemnifiable Losses which may be recovered from Seller pursuant to Section 8.02(a)(i) with respect to any breach of Section 3.01, the first sentence of Section 3.02 or Section 3.04.

                (b) Notwithstanding anything to the contrary contained in this Agreement and except for Section 4.01: (i) the Company shall not be liable for any claim for indemnification pursuant to Section 8.03(a)(i), unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Company equals or exceeds $500,000, after which the Company shall be liable for such Losses from the first dollar thereof; and (ii) the maximum amount of indemnifiable Losses which may be recovered from the Company arising out of or resulting from the causes set forth in Section 8.03(a)(i) shall be $10,000,000.

                SECTION 8.05. Determination of Losses. (a) The Indemnifying Party shall pay the Indemnified Party in immediately available funds for any Losses within ten Business Days upon a final determination by a court or a mutual agreement of the parties hereto that such amounts are due and owing. Any such indemnification payment shall include interest at the Underpayment Rate from time to time, accruing from the date that the Indemnified Party incurred the relevant Loss.

                (b) Neither the Seller nor the Company shall be entitled to indemnification under this Article VIII for the amount of any Losses that were already recovered by such party as a result of an adjustment to Closing Net Working Capital pursuant to Section 2.06.

                SECTION 8.06. Additional Indemnification Provisions. The Seller and the Purchaser agree for themselves and on behalf of their respective Indemnified Parties that with respect to the indemnification obligations in this Agreement or any other document executed in connection with the Closing (a) all Losses shall be net of any third party insurance proceeds which are recovered by the Indemnified Party in connection with the facts giving rise to the rights of indemnification and (b) each such obligation shall be calculated net of tax benefits actually received by the Indemnified Party.

                SECTION 8.07. Drawdown from Letter of Credit. (a) The Letter of Credit shall provide that in the event that (i) the Seller shall not have objected to the amount claimed by the Company and/or the Purchaser, on its own behalf or on behalf of any Purchaser Indemnified Party for indemnification with respect to any Loss in accordance with the procedures set forth in the Letter of Credit or (ii) the Seller shall have delivered notice of its disagreement as to the amount of any indemnification requested by the Company and/or the Purchaser and either (A) the Seller and the Purchaser shall have, subsequent to the giving of such notice, mutually agreed that the Seller is obligated to indemnify the Purchaser Indemnified Party for a specified amount and shall have so jointly notified the bank or (B) a final nonappealable judgment shall have been rendered by the court having jurisdiction over the matters relating to such claim by the Purchaser or the Purchaser Indemnified Party for indemnification from the Seller and the bank shall have received, in the case of clause (A) above, written instructions from the Seller and the Purchaser or, in the case of clause (B) above, a copy of the final nonappealable judgment of the court, the bank shall deliver to the Purchaser Indemnified Party based on the Letter of Credit any amount determined to be owed to such Purchaser Indemnified Party under this Article VIII, or under Article VII hereof (with respect to Tax matters) in accordance with the Letter of Credit and such amount shall be credited against the Seller's total indemnity obligation.

                (b) The Letter of Credit shall also provide that it may be drawn to satisfy unpaid amounts owed by the Seller pursuant to Section 2.06(d)(i)(A) and 2.06(d)(ii)(A).

                (c) In addition, the Letter of Credit shall provide that if the Company or a Purchaser Indemnified Party has presented a claim for indemnification to the Seller and such claim has not been resolved by the date that is within 15 days of the expiration date of the Letter of Credit and the Seller has not provided to the Company a substitute letter of credit: (x) issued by an issuer having a rating of at least A+ from Standard's & Poor's, (y) in an amount equal to the Company's and/or Purchaser's reasonable estimate of its maximum Loss in respect of the claim in question, but the amount thereof shall in no event exceed $2,000,000 minus the amount of all drawings paid and (z) having an expiration date that is at least three months after the expiration date of the original Letter of Credit and otherwise in form and substance reasonably satisfactory to the Company and the Purchaser; the Company or the Purchaser shall be entitled to draw the full available amount under the Letter of Credit in the event the term of the Letter of Credit was less than 18 months and shall be entitled to draw the amount set forth in clause (y) above in the event the term of the Letter of Credit was at least 18 months. Any funds drawn under this paragraph shall be held by an escrow agent appointed by the Company or the Purchaser and refunded to the Seller upon (i) the provision of a letter of credit meeting the requirements described in clauses (x), (y) and (z) herein or (ii) the resolution of all indemnification claims by any Purchaser Indemnified Party against the Seller, which claims were asserted prior to the 18 month anniversary of the Closing Date or (y) disbursed to the Company or the Purchaser upon its provision to the escrow agent and the Seller of a certificate meeting the requirements of paragraph (a) or (b) above.

                SECTION 8.08. Tax Matters. Anything in this Article VIII (except for the specific references to Tax matters in Section 8.01 and Section 8.06) to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by
Article VII.

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

                                   ARTICLE IX

                              AMENDMENT AND WAIVER

                SECTION 9.01. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller, the Purchaser and the Company or (b) by a waiver in accordance with
Section 9.02.

                SECTION 9.02. Waiver. Any party to this Agreement receiving the benefit of another party's performance under this Agreement may (a) extend the time for the performance of any of the obligations or other acts of another party, (b) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered by another party pursuant hereto or (c) waive compliance with any of the agreements of another party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                                    ARTICLE X

                               GENERAL PROVISIONS

                SECTION 10.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

                SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                (a)     if to the Seller:

                        The Rowe Companies
                        1650 Tysons Boulevard, Suite 710
                        McLean, VA 22102
                        Telecopy: (703) [_________________]
                        Attention: Gerald M. Birnbach

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

                        with a copy to:

                        Silver, Freedman & Taff, L.L.P.
                        1700 Wisconsin Ave., NW
                        Washington, D.C. 20006
                        Telecopy: (202) 337-5502
                        Attention: Barry P. Taff, Esq.

                (b)     if to the Purchaser or the Company:

                        Wafra Partners LLC
                        345 Park Avenue, 41st Floor
                        New York, NY 10154
                        Telecopy: (212) 486-2678
                        Attention: Peter Petrillo

                        with a copy to:

                        Shearman & Sterling
                        599 Lexington Avenue
                        New York, NY 10022-6069
                        Telecopy: (212) 848-7179
                        Attention: Peter J. Rooney, Esq.

                SECTION 10.03. Public Announcements. Except as required by applicable law or the rules of the New York Stock Exchange, prior to the initial public announcement of this transaction, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the Seller and the Purchaser, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

                SECTION 10.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

                SECTION 10.05. Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

                SECTION 10.06. Assignment. This Agreement may not be assigned except by operation of law without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Purchaser and to CapitalSource Finance LLC in connection with the provision of financing to the Purchaser and the Company without the consent of the Seller; provided, further however, that after the Closing Date, without the consent of the Seller, the Purchaser and its permitted transferees may, in their sole discretion, assign in whole or in part its rights pursuant to this Agreement (including the non-competition covenants and the right to receive indemnification) to (a) one or more of its Affiliates, (b) in connection with a merger or consolidation involving the Purchaser or the Company, or (c) in connection with the sale of some or all of the stock or assets of the Company; provided in such instance the Purchaser will continue to be obligated to the Seller and the Seller Indemnified Party under this Agreement.

                SECTION 10.07. No Third Party Beneficiaries. Except for the provisions of Article VIII relating to indemnified parties and the provisions contained herein for the benefit of Storehouse and Salem Frame, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

                SECTION 10.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

                SECTION 10.09. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO

HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.09.

                SECTION 10.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                SECTION 10.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                The Seller, the Company and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       THE ROWE COMPANIES


                                       By:
                                           ---------------------------
                                           Name:
                                           Title:

                                        THE MITCHELL GOLD CO.


                                       By:
                                           ---------------------------
                                           Name:
                                           Title:

                                       FURNITURE ACQUISITION CORP.


                                       By:
                                           ---------------------------
                                           Name:
                                           Title:

                                 EXHIBIT 1.01(b)

             FORM OF ASSIGNMENT OF TRADEMARKS AND INTANGIBLE ASSETS

                                                                  EXECUTION COPY

                                                                 EXHIBIT 1.01(b)

                   TRADEMARKS AND INTANGIBLE ASSETS ASSIGNMENT

                This TRADEMARKS AND INTANGIBLE ASSETS ASSIGNMENT (this "Agreement"), dated April 3, 2003 (the "Effective Date"), is made and entered into by and between Rowe Diversified, Inc., a Delaware corporation ("Seller"), and Furniture Acquisition Corp., a Delaware corporation ("Purchaser") (each a "Party," and collectively, the "Parties").

                WHEREAS, pursuant to the Stock Purchase Agreement, dated April 3, 2003 (the "Stock Purchase Agreement"), between the Rowe Companies, a Nevada corporation ("Rowe"), The Mitchell Gold Co., a North Carolina corporation (the "Company") and Purchaser, Purchaser acquired all of the issued and outstanding shares of common stock of the Company;

                WHEREAS, Wafra Acquisition Fund 16, L.P. a Delaware limited partnership ("Wafra"), Mr. Mitchell S. Gold ("MG"), Mr. Robert T. Williams, Jr., ("RW") and CapitalSource Holdings LLC ("CapitalSource") acquired stock in Purchaser pursuant to the Subscription Agreements dated as of the date hereof;

                WHEREAS, as of the date hereof, the Purchaser was merged with and into the Company and each share of common stock of the Purchaser was converted into one share of common stock, par value $10.00 per share, of the Company;

                WHEREAS, Seller, is an Affiliate of Rowe;

                WHEREAS, the Company, as an Affiliate of Rowe and Seller immediately prior to the date hereof, uses the Trademarks and Intangible Assets (as defined below) in connection with its business; and

                WHEREAS, in connection with the Stock Purchase Agreement, Rowe has agreed to cause Seller to enter into this Agreement pursuant to which Seller will sell to Purchaser all of Seller's right, title and interest in and to the Trademarks and the Intangible Assets for the Trademark Purchase Price as defined in the Stock Purchase Agreement.

                NOW THEREFORE, in consideration of the promises and mutual agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                1. Stock Purchase Agreement. All capitalized terms used herein but not otherwise defined below or in this Agreement shall have their respective meanings set forth in the Stock Purchase Agreement. For all purposes of this Agreement, the Company shall not be deemed an Affiliate of Seller, but rather shall be deemed an Affiliate of the Purchaser.

                2. Assignment and Transfer. Seller hereby sells, assigns, conveys, transfers and delivers to Purchaser, for Purchaser's sole and exclusive use and enjoyment, all of Seller's right, title and interest, throughout the world, in and to the following (collectively, the "Trademarks and Intangible Assets"):

                (a) (i) the name "Mitchell Gold," together with all derivations, variations and acronyms thereof, (ii) all trademarks, service marks, trade names, domain names, trade dress and other identifiers of source or goodwill, used or held by Seller for use by the Company, (iii) all registrations and applications for registration of the foregoing, including, without limitation, the foregoing identified on Schedule A attached hereto, and (iv) the goodwill associated with the foregoing (collectively, the "Trademarks");

                (b) all other intellectual, industrial and intangible property of any type used or held by Seller for use by the Company, including, without limitation, patents, patent applications, copyrights, trade secrets, know-how, inventions, discoveries, manufacturing methods and processes, designs, drawings, specifications, data and databases, and other confidential and proprietary information, and all registrations and applications for registration thereof, including, without limitation, the foregoing identified on Schedule A attached hereto (collectively, the "Intangible Assets");

                (c) all of Seller's rights and interest under the License Agreement, dated October 31, 1998, between Seller and the Company (the "Company License"); and

                (d) all rights to sue for and collect damages for, and to obtain injunctive or equitable relief for, any past, present and future infringement, misappropriation, dilution, violation, or unlawful imitation, whether presently known or unknown, of any of the foregoing.

                3. Mechanics of Delivery. Except as mutually agreed to by the Parties, Seller shall deliver the Trademarks and Intangible Assets and all tangible embodiments thereof in its possession or under its control to Purchaser on the date hereof.

                4. Acknowledgements and Covenants. Seller acknowledges and agrees that the sale, assignment, conveyance, transfer and delivery of the Trademarks and Intangible Assets to Purchaser hereunder is absolute, and that neither Seller nor any of its Affiliates retains any interest (residual or otherwise) in and to or the right to use the Trademarks and Intangible Assets in any respect. Seller shall, and shall cause its Affiliates to, cease any and all use of the Trademarks and Intangible Assets as of the date hereof. Seller further acknowledges and agrees that all tangible embodiments of the Trademarks and Intangible Assets shall be delivered to Purchaser in accordance with Section 3 above, and that neither Seller nor any of its Affiliates shall retain any copies thereof in their possession other than for archival purposes. The Seller shall hold as confidential all information relating to trade secrets and other confidential and proprietary information included in the Trademarks and Intangible Assets and Seller shall, and shall cause its Affiliates to, maintain in strict confidence such trade secrets and confidential and proprietary information, and shall not disclose any of the same to any Person (including to Rowe) without the prior written consent of Purchaser.

                5. Consideration. In consideration of the sale, assignment, conveyance, transfer and delivery of the Trademarks and Intangible Assets hereunder, Purchaser shall pay to Seller, or Seller's designee, the Trademark Purchase Price. The Trademark Purchase Price shall be payable at the Closing by wire transfer to the Purchase Price Bank Account in immediately available funds.

                6. Intellectual Property Registrations. Seller hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any official of any state or foreign country whose duty it is to issue intellectual property registrations, to issue all registrations from any applications for registration included in the Trademarks and Intangible Assets to Purchaser.

                7. Further Assurances. Seller covenants and agrees that it will, upon the reasonable request of Purchaser and at Purchaser's cost and expense, execute and deliver, or cause to be executed or delivered, any and all documents provided by Purchaser, and take all actions, in each case, that may be necessary or desirable to perfect the assignment, conveyance, transfer and delivery of the Trademarks and Intangible Assets hereunder.

                8. Seller's Representations and Warranties. Seller acknowledges and agrees that the following are bargained for assurances and inducements for Purchaser to enter into this Agreement. Seller represents and warrants to Purchaser as follows:

                (a) Seller has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by the other Party hereto, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                (b) Other than the Company's rights and interest under the Company License and the rights to use "Mitchell Gold" in its corporate name or rights and interest held by Mr. Mitchell Gold, Seller owns all right, title and interest in and to, and has the valid right to use, the Trademarks and Intangible Assets, free and clear of all Encumbrances, and has full right and power to sell, assign, convey and otherwise transfer all of its right, title and interest in and to the Trademarks and Intangible Assets to Purchaser. Seller has not granted (or entered into any agreement to grant) any license or any other rights in the Trademarks and Intangible Assets to any Person other than (i) under the Company License and (ii) other rights retained or reserved by Mr. Mitchell Gold under the 1998 Purchase Agreement. Upon the consummation of the transactions contemplated by this Agreement, Purchaser will have good, marketable and unencumbered right, title and interest in and to all of Seller's right, title and interest in the Trademarks and Intangible

        Assets subject to the license or other rights therein possessed by the Company under the Company License and the rights to use "Mitchell Gold" in its corporate name or rights and interest therein held by Mr. Mitchell Gold.

                (c) Schedule A sets forth a true and complete list or description of all Trademarks and Intangible Assets owned by Seller that are used or held for use by the Company. The Trademarks and Intangible Assets include all assets and rights owned by Seller that are used or held for use by the Company, and there is no other asset or rights owned by Seller that is necessary to conduct the Company's business.

                (d) The use of the Trademarks and Intangible Assets by Seller or the Company does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party, and no Actions or claims are pending or, to the best knowledge of Seller after due inquiry, threatened against Seller or any of its Affiliates alleging any of the foregoing or challenging or seeking to deny or restrict the use by Seller or the Company of any of the Trademarks and Intangible Assets. The Trademarks and Intangible Assets have not been adjudged invalid or unenforceable in whole or part, and to its knowledge, are valid and enforceable. None of the Trademarks and Intangible Assets is subject to any outstanding consent, settlement or Governmental Order restricting its use or that would impair its validity or enforceability.

                (e) No actions are necessary (including filing of documents or payment of fees) within 90 days after the date hereof to maintain or preserve the validity or status of patents, patent applications, and other registrations and applications for registration included in the Trademarks and Intangible Assets with the United States Patent and Trademark Office or the United States Copyright Office.

                9. Indemnity. Seller shall defend, indemnify and hold harmless Purchaser and its Affiliates, and their respective officers, directors, employees and agents, from and against all losses, damages, liabilities, judgments, costs and expenses (including reasonable attorneys' and consultant fees) arising out of or relating to any breach by Seller or its Affiliates of any of Seller's representations, warranties and covenants hereunder.

                10. Entire Agreement. This Agreement, together with the Stock Purchase Agreement, constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between Seller and Purchaser with respect to the subject matter hereof and thereof.

                11. Governing Law and Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the county and state of New York. The Parties hereto expressly (i) consent and agree to the exclusive jurisdiction of any such court or venue therein, (ii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iii) agree that service of process upon such party in any such action or proceeding shall be effective.

                12. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                      [Signature Page and Schedule Follow]

                The Parties have executed this Agreement as of the date first written above.

ROWE DIVERSIFIED, INC.                      FURNITURE ACQUISITION CORP.


By:                                         By:
   -------------------------------------       --------------------------------
Name:                                       Name:
Title:                                      Title:

                                   SCHEDULE A

                         TRADEMARK AND INTANGIBLE ASSETS

                                COUNTRY/
MARK                            STATE               APPL. #           APPL. DATE                    REG. #
------------------------------- ------------------- ----------------- ----------------------------- ---------------
MG (STYLIZED)                   Australia           926148            September 6, 2002
------------------------------- ------------------- ----------------- ----------------------------- ---------------
MG MITCHELL GOLD (STYLIZED)     Australia           926149            September 6, 2002
------------------------------- ------------------- ----------------- ----------------------------- ---------------
MITCHELL GOLD                   Australia           926150            September 6, 2002
------------------------------- ------------------- ----------------- ----------------------------- ---------------
MG MITCHELL GOLD (STYLIZED)     Brazil              822325411         December 29, 1999
------------------------------- ------------------- ----------------- ----------------------------- ---------------
MITCHELL GOLD                   Brazil              822325446         December 29, 1999
------------------------------- ------------------- ----------------- ----------------------------- ---------------
MG (STYLIZED)                   Canada              1,085,657         December 8, 2000
------------------------------- ------------------- ----------------- ----------------------------- ---------------
MG MITCHELL GOLD (STYLIZED)     Canada              Not yet           On or about
                                                    Available         September 11, 2002
------------------------------- ------------------- ----------------- ----------------------------- ---------------
MG (STYLIZED)                   USA                 75/767,272        August 3, 1999                2,405,805
------------------------------- ------------------- ----------------- ----------------------------- ---------------
MITCHELL GOLD                   USA                 75/767,273        August 3, 1999                2,353,811
------------------------------- ------------------- ----------------- ----------------------------- ---------------

                                                         RENEWAL AND OTHER
MARK                             REG. DATE               DUE DATES (mm/dd/yy)
-------------------------------  ----------------------- ---------------------------------
MG (STYLIZED)
-------------------------------  ----------------------- ---------------------------------
MG MITCHELL GOLD (STYLIZED)
-------------------------------  ----------------------- ---------------------------------
MITCHELL GOLD
-------------------------------  ----------------------- ---------------------------------
MG MITCHELL GOLD (STYLIZED)
-------------------------------  ----------------------- ---------------------------------
MITCHELL GOLD
-------------------------------  ----------------------- ---------------------------------
MG (STYLIZED)
-------------------------------  ----------------------- ---------------------------------
MG MITCHELL GOLD (STYLIZED)
-------------------------------  ----------------------- ---------------------------------
MG (STYLIZED)                    November 21, 2000       Section 8/Section 15 - 11/21/2006
                                                         Renew- 11/21/2010
-------------------------------  ----------------------- ---------------------------------
MITCHELL GOLD                    May 30, 2000            Section 8/Section 15 - 05/30/2006
                                                         Renew- 05/30/2010
-------------------------------  ----------------------- ---------------------------------

                                  EXHIBIT 2.06

                            ACCOUNTING PRINCIPLES AND
                          NET WORKING CAPITAL WORKSHEET

                              ACCOUNTING PRINCIPLES

                For purposes of the calculation of the Estimated Net Working Capital Statement and the Closing Net Working Capital Statement, Net Working Capital shall equal the sum of only those current assets minus the sum of those current liabilities set forth on the Form of Estimated/Closing Net Working Capital Statement, which shall include all current liabilities of the Company except for (a) the current portion of long-term debt, (b) inter-company obligations other than trade payables due to Salem Frame, (c) workers' compensation liability, and (d) accrued federal and state income taxes. For the avoidance of doubt, current assets and current liabilities used in the calculation of Net Working Capital shall exclude all intercompany balances between the Company and the Seller or any Affiliates of Seller except for trade accounts receivable due from Storehouse and accounts payable to Salem Frame in the normal course of business.

                The values of the current assets and current liabilities used in the calculation shall be determined in accordance with U.S. GAAP applied on a basis consistent with the preparation of the 2002 Financial Statements, as amended and clarified by the footnotes to the Form of the Estimated/Closing Net Working Capital Statement. The Closing Net Working Capital Statement shall be prepared as if such closing date were the end of the fiscal year including all accruals and reserves required in the preparation of annual financial statements and shall not reflect any adjustments to the historical carrying values of assets and liabilities resulting from the recording by the Purchaser of the transactions contemplated by this Agreement.

                The Estimated Net Working Capital Statement and the Closing Net Working Capital Statement shall be prepared using the form attached to this
Exhibit 2.06.

             FORM OF ESTIMATED/CLOSING NET WORKING CAPITAL STATEMENT

CURRENT ASSETS
Accounts Receivable/1/                      -
A/R - Other (1)                             -
Inventory - Raw Material                    -
Inventory - Work-In-Process                 -
Inventory - Finished Goods                  -
Prepaid Expenses/2/                         -
                                      ---------------

        Total Current Assets                -          (A)

CURRENT LIABILITIES
Accounts Payable/3/

                                            -
Payroll taxes and other withholdings        -
Accrued Net Payroll                         -
Accrued Expenses/4/                         -
                                      ---------------
Total Current Liabilities
                                            -          (B)

                                      ---------------
Net Working Capital                         -          (A minus B)
                                      ---------------

                               EXHIBIT 5.05(a)(ii)

----------
/1/ The reserve for Pottery Barn returns within Accounts Receivable will be adjusted to reflect the actual liability at the Closing Date. The actual liability will equal 0.5% of the net sales to Pottery Barn from January 28, 2002 to the Closing Date.

     Accounts Receivable will also be adjusted to reflect the receivable from Carroll Leather resulting from substandard materials received in 2002, which will be offset against future purchases. Accounts Receivable will also be adjusted to reflect the reserve for future credits to be issued to customers of the Company related to the delivery of goods, which included substandard materials from Carroll Leather.

/2/ Prepaid Expenses shall equal only the sum of the following specific subaccounts which constitute a portion of the amount in the Company's trial balance numbered "01-1055-00 Prepaid Expenses - Other", "1/2 HLS Property", "Jaguar Lease", "Cafe Expense", "Employer Relations", "Pitney Bowes", "Company Store", "Misc. Invoices", and "Leather Cutters". For the avoidance of doubt, Prepaid Expenses will not include trial balance account "01-1050-00 Prepaid Insurance", nor the following subaccounts of trial balance account "01-1055-00 Prepaid Expenses - Other": "Vacation Pay" or "LOC Fee".

/3/ Accounts Payable will be adjusted to reflect the actual liabilities at the Closing Date. Accounts Payable will include trade accounts payable to Salem Frame for purchases from Salem Frame in the 30 days prior to the Closing Date.

/4/ Accrued Expenses will be adjusted to reflect the actual liabilities at the Closing Date including adjustments to Accrued Data Processing, Accrued Advertising, Accrued Health Insurance and Accrued Vacation.

                                LIST OF CUSTOMERS

1. Starbucks Coffee Company

2. Metropolitan Deluxe

3. Cottonwood

4. HW Home

5. Hammertown Barn